UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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Halozyme Therapeutics, Inc.
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_________________
Dear Fellow Stockholder:
This year's annual meeting of stockholders will be held on May 16, 2013, at 8:00 a.m. local time, at the Halozyme Conference Center, 11404 Sorrento Valley Road, San Diego, California 92121. You are cordially invited to attend.
The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describes the formal business to be conducted at the meeting, follow this letter.
It is important that you use this opportunity to take part in the affairs of Halozyme Therapeutics, Inc. by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.
A copy of Halozyme's Annual Report on Form 10-K is also enclosed for your information. At the annual meeting, we will review Halozyme's activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.
Sincerely yours,
GREGORY I. FROST, PH.D.
President and Chief Executive Officer

11388 Sorrento Valley Road
San Diego, California 92121
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 16, 2013

TO OUR STOCKHOLDERS:
Notice is hereby given that the annual meeting of the stockholders of Halozyme Therapeutics, Inc., a Delaware corporation, will be held on May 16, 2013, at 8:00 a.m. local time, at the Halozyme Conference Center, 11404 Sorrento Valley Road, San Diego, California 92121, for the following purposes:
1. To elect three Class III directors to hold office for a three-year term and until their respective successors are elected and qualified;
2. To consider an advisory vote on executive compensation;
3. To approve the Amended and Restated 2011 Stock Plan;
4. To approve an amendment to our Certificate of Incorporation to increase our authorized number of shares of common stock from 150,000,000 shares to 200,000,000 shares;
5. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and
6. To transact such other business as may properly come before the annual meeting.
Only stockholders of record at the close of business on March 18, 2013 are entitled to notice of, and to vote at, this annual meeting and any adjournment or postponement thereof.
Important Notice Regarding the Availability of Proxy Materials for
The Stockholder Meeting To Be Held on May 16, 2013
The Proxy Statement and the 2012 Annual Report to Stockholders are available at www.halozyme.com/proxy.
JEAN I. LIU
Vice President, General Counsel and Secretary
San Diego, California
_________________

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
The accompanying proxy is solicited on behalf of the Board of Directors of Halozyme Therapeutics, Inc., a Delaware corporation, for use at Halozyme's annual meeting of stockholders to be held on May 16, 2013 at 8:00 am local time, at the Halozyme Conference Center, 11404 Sorrento Valley Road, San Diego, California 92121, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy are being mailed to stockholders on or about _________________.
SOLICITATION AND VOTING
Voting Securities. Only stockholders of record as of the close of business on March 18, 2013, will be entitled to vote at the meeting and any adjournment thereof. As of that time, we had ____________ shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. When a quorum is present at the meeting, the election of directors will be determined by a plurality of the votes cast by the stockholders entitled to vote at the election, and any other matter will be determined by a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.
Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but is prohibited from voting on a particular matter because the broker has not received voting instructions from the beneficial owner and therefore does not have discretion to vote the beneficial owner's shares with respect to that matter. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include increases in authorized common stock for general corporate purposes and ratification of independent registered public accounting firm. Non-routine matters include the election of directors, the advisory vote on executive compensation and adoptions of, and amendments to, stock plans.
Solicitation of Proxies. We will bear the entire cost of soliciting proxies for the upcoming meeting. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, we may retain a proxy solicitation firm or other third party to assist us in collecting or soliciting proxies from our stockholders, although we do not currently plan on retaining such a proxy solicitor.
Voting of Proxies. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of each proposal. A stockholder giving a proxy has the power to revoke it at any time before it is exercised by delivering to the Secretary of Halozyme a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
We have a classified Board of Directors that consists of two Class I directors, two Class II directors and three Class III directors. Our directors are elected for a term of three years, with one class of directors up for election every year. At the 2013 annual meeting of stockholders, we will be electing three Class III directors, while two Class I directors will be elected at the 2014 annual meeting of stockholders and two Class II directors will be elected at the 2015 annual meeting of stockholders. Once elected, directors serve until their respective successors are duly elected and qualified.
The Class III nominees recommended by the Board of Directors for election at the 2013 annual meeting are: Robert L. Engler, M.D., Gregory I. Frost, Ph.D. and Connie L. Matsui. Dr. Engler, Dr. Frost and Ms. Matsui are current members of our Board of Directors and, if elected, they will serve as directors until our annual meeting of stockholders in 2016 and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no other reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.
Vote Required
If a quorum is present at the meeting, the three nominees for Class III directors receiving the highest number of votes will be elected as the Class III directors. Abstentions and broker non-votes have no effect on the vote.
Recommendation
The Board of Directors recommends a vote “FOR” each of the nominees named above.
The following table sets forth biographical information for the three Class III nominees to be elected at this meeting as well as all other directors who will continue serving on the Board of Directors following this meeting:

Name	Age	Director Since	Position with the Company	Committee Membership
Class III directors nominated for election at the 2013 annual meeting of stockholders:
Robert L. Engler, M.D.	68	2004	Director	Nominating & Corporate Governance Committee (Chair) Audit Committee
Gregory I. Frost, Ph.D.	41	1999	President, Chief Executive Officer & Director
Connie L. Matsui	59	2006	Director	Compensation Committee (Chair) Nominating & Corporate Governance Committee
Class I directors whose terms expire at the 2014 annual meeting of stockholders:
Kathryn E. Falberg	52	2007	Director	Audit Committee (Chair) Compensation Committee
Kenneth J. Kelley	54	2004	Chairman of the Board of Directors	Audit Committee Nominating & Corporate Governance Committee
Class 1I directors whose terms expire at the 2015 annual meeting of stockholders:
Randal J. Kirk	59	2007	Director
John S. Patton, Ph.D.	66	2000	Director	Compensation Committee

Directors Nominated for Election at the 2013 Annual Meeting
Robert L. Engler, M.D. Dr. Engler brings extensive medical and clinical experience to the Board. Dr. Engler spent his career as a cardiologist at the Veterans Affairs Medical Center and the University of California, San Diego, where he retired as Professor Emeritus in 2001. While at the Veterans Affairs Medical Center, Dr. Engler served as Associate Chief of Staff and Chief of Research and was an attending physician, in addition to running an active cardiovascular research laboratory. His research and clinical work led to the founding of two successful biotechnology companies: Gensia, Inc. and Collateral Therapeutics, Inc. He also founded and served as President and Chairman of the Board of the Veterans Medical Research Foundation, where he currently serves on the Board of Directors. He is on the Board of Directors of Verdezyne (private) and Glysens, Inc. (private). Dr. Engler is a consultant to and Chief Medical Advisor to Cardium Therapeutics, Inc. Dr. Engler graduated with honors from Georgetown University School of Medicine.
The Nominating and Corporate Governance Committee believes that Dr. Engler's medical and clinical experience, including his extensive experience as a medical researcher and his experience founding multiple biotechnology companies, combined with his business acumen and judgment, provide our Board with valuable scientific and operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Dr. Engler should serve as one of our directors.
Gregory I. Frost, Ph.D. Dr. Frost possesses significant scientific expertise as well as an extensive knowledge of the biotechnology industry. Dr. Frost was named Halozyme's President and Chief Executive Officer in 2010 and has served on the Board of Directors and in various operational and management roles over the past thirteen years at the Company, including Chief Scientific Officer since 2002. He brought the founding technologies to Halozyme in 1999 and has spent more than sixteen years conducting research on the extracellular matrix. Over the past decade, Dr. Frost has led the R&D efforts at Halozyme from discovery through FDA approval for a number of biotechnology products. Prior to joining Halozyme, he was a Scientist at the Sidney Kimmel Cancer Center. In the Department of Pathology at the University of California, San Francisco, his research led directly to the purification, cloning, and characterization of the human hyaluronidase gene family, and the discovery of several metabolic disorders. He has authored multiple scientific peer-reviewed and invited articles in the field and is an inventor on several key patents. Dr. Frost is a member of the American Association for Cancer Research and the American Society of Clinical Oncology and he is registered to practice before the U.S. Patent and Trademark Office. Dr. Frost earned his B.A. in biochemistry and molecular biology from the University of California, Santa Cruz, and his Ph.D. in the Department of Pathology at the University of California, San Francisco.
The Nominating and Corporate Governance Committee believes that Dr. Frost's scientific and operational experience, including his extensive experience as a medical researcher, his service as our Chief Executive Officer, his experience and expertise in biological molecules and the extracellular matrix and his deep knowledge of our company and the competitive environment, combined with his business acumen and judgment, provide our Board with valuable scientific and operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Dr. Frost should serve as one of our directors.
Connie L. Matsui. Ms. Matsui brings to our Board over 16 years of general management experience in the biotechnology industry. Prior to her retirement in January 2009, she was the Executive Vice President, Knowledge and Innovation Networks for Biogen Idec, Inc. She served in several positions since joining IDEC Pharmaceuticals (a predecessor of Biogen Idec) in November 1992, including Senior Vice President, overseeing investor relations, corporate communications, human resources, project management and strategic planning. Prior to entering the biotechnology industry, Ms. Matsui worked for Wells Fargo Bank in general management, marketing and human resources. Ms. Matsui has been active on a number of not-for-profit boards and served as National President of the Girl Scouts of the USA from 1999 to 2002. Ms. Matsui earned B.A. and M.B.A. degrees from Stanford University.
The Nominating and Corporate Governance Committee believes that Ms. Matsui's operational experience, including her extensive knowledge of the biotechnology industry, her service in other public company management teams and her prior business experience, combined with her business acumen and judgment, provide our Board with valuable management and operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Ms. Matsui should serve as one of our directors.

Directors Elected to Continue in Office Until the 2014 Annual Meeting
Kathryn E. Falberg. Ms. Falberg contributes considerable healthcare industry knowledge, particularly in the areas of finance, accounting, business development and operations. Ms. Falberg has served as Executive Vice President and Chief Financial Officer of Jazz Pharmaceuticals, Inc. (Nasdaq: JAZZ) since March 2012 and Senior Vice President and Chief Financial Officer since December 2009. From 2001 through 2009, Ms Falberg worked with a number of smaller companies while serving as a corporate director and audit committee chair for several companies. From 1995 through 2001, Ms. Falberg was with Amgen, Inc., where she served as Senior Vice President, Finance and Strategy and Chief Financial Officer, and before that as Vice President, Controller and Chief Accounting Officer, and Vice President, Treasurer. Ms. Falberg received an M.B.A. and B.A. in Economics from the University of California, Los Angeles and is a Certified Public Accountant. Ms. Falberg currently serves on the Board and is Chair of the Audit Committee of Medivation, Inc. (Nasdaq: MDVN).
The Nominating and Corporate Governance Committee believes that Ms. Falberg's healthcare industry experience, including her extensive experience in finance, accounting and operations, her service in other public company management teams and her prior business experience, combined with her business acumen and judgment provide our Board with valuable financial, strategic and operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Ms. Falberg should serve as one of our directors.
Kenneth J. Kelley. Mr. Kelley brings 30 years of entrepreneurial, venture capital, operational and technical biotechnology experience to Halozyme. Mr. Kelley currently serves as the Chief Executive Officer of privately held PaxVax, Inc. From April 2002 through June 2004, Mr. Kelley was a General Partner at Latterell Venture Partners, where he made investments in early stage biotechnology and medical device startups. Mr. Kelley founded IntraBiotics Pharmaceuticals in January 1994 and for over eight years served as CEO, Director and Chair of the Board of Directors. Earlier, Mr. Kelley was an Associate at Institutional Venture Partners (IVP), where he participated in the financing of biotech and medical companies. Prior to IVP, he was a consultant for McKinsey & Company and a scientist at Integrated Genetics (acquired by Genzyme). Mr. Kelley earned an M.B.A. from Stanford University and a B.A. in Biochemical Sciences from Harvard University.
The Nominating and Corporate Governance Committee believes that Mr. Kelley's strategic and operational experience, including his extensive experience as a venture capitalist in the biotechnology industry and his prior executive management experience, combined with his business acumen and judgment provide our Board with valuable insight operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Mr. Kelley should serve as one of our directors.
Directors Elected to Continue in Office Until the 2015 Annual Meeting
Randal J. Kirk. Mr. Kirk provides our Board with a wealth of strategic, operational and management experience. Mr. Kirk currently serves as the Senior Managing Director and Chief Executive Officer of Third Security, LLC, an investment management firm founded by Mr. Kirk. Additionally, Mr. Kirk founded and became Chairman of the Board of New River Pharmaceuticals Inc. (previously traded on Nasdaq prior to its acquisition by Shire plc in 2007) in 1996, and was President and Chief Executive Officer between October 2001 and April 2007. Mr. Kirk began his professional career in the private practice of law. Previously, Mr. Kirk served as a member of the Board of Directors of Scios, Inc. (previously traded on Nasdaq prior to its acquisition by Johnson & Johnson) between February 2000 and May 2002, and as a member of the Board of Directors of Clinical Data, Inc. (previously traded on Nasdaq prior to its acquisition by Forest Laboratories, Inc. in April 2011) from September 2002 to April 2011, and was Chairman of the Board from December 2004 to April 2011. Mr. Kirk currently serves in a number of additional capacities including as a member of the Board of Directors of ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP) since January 2011; as Chairman of the Board of Directors of Intrexon Corporation since February 2008 and Chief Executive Officer since April 2009. Mr. Kirk served on the Board of Visitors of Radford University from July 2003 to June 2009, was Rector of the Board from September 2006 to September 2008, and served on the Board of Directors of the Radford University Foundation, Inc. from September 1998 to May 2011. He served on the Board of Visitors of the University of Virginia and Affiliated Schools from July 2009 to October 2012, on the Virginia Advisory Council on Revenue Estimates from July 2006 to October 2012 and on the Governor's Economic Development and Jobs Creation Commission from April 2010 to October 2012. Mr. Kirk received a B.A. in Business from Radford University and a J.D. from the University of Virginia.

The Nominating and Corporate Governance Committee believes that Mr. Kirk's business experience, including his extensive business experience as chief executive officer of multiple companies, his experience as an investor, his service on committees of academic institutions and other public company boards, combined with his business acumen and judgment, provide our Board with valuable strategic and operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Mr. Kirk should serve as one of our directors.
John S. Patton, Ph.D. Dr. Patton brings to our Board extensive scientific and operational experience in the biotechnology industry. Dr. Patton is currently the President and Chief Executive Officer of Dance Pharmaceuticals as well as the Executive Chairman of InCarda Therapeutics, Inc. Dr. Patton co-founded Nektar Therapeutics (Nasdaq: NKTR) (formerly Inhale Therapeutic Systems) and he served as Chief Scientific Officer from November 2001, and as a director from 1990, through 2008. He is an expert in the delivery of peptides and proteins. Before co-founding Nektar Therapeutics, Dr. Patton led the drug delivery group at Genentech, Inc., where he demonstrated the feasibility of systemic delivery of large molecules through the lungs. Prior to joining Genentech, Inc., he was a tenured professor at the University of Georgia. He has published a wide range of articles and has presented his work in national and international arenas. Dr. Patton received his Ph.D. in Biology from the University of California, San Diego, and held post-doctoral positions in biomedicine at Harvard Medical School and the University of Lund in Sweden.
The Nominating and Corporate Governance Committee believes that Dr. Patton's scientific and operational experience, including his extensive experience as a medical researcher and his experience and expertise in drug delivery and medical devices, combined with his business acumen and judgment, provide our Board with valuable scientific and operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Dr. Patton should serve as one of our directors.

CORPORATE GOVERNANCE
Director Independence
The Board of Directors (or “Board”) has determined that, other than Dr. Frost and Mr. Kirk, each of the members of the Board of Directors is an independent director for purposes of the listing requirements of the Nasdaq Marketplace Rules. Dr. Frost is the President and Chief Executive Officer of Halozyme.
Board Leadership
In December 2005, the Board decided to separate the Chief Executive Officer and Board Chair positions. The Board's objectives in separating these positions were to: (i) provide a stronger corporate governance structure; (ii) improve overall Board effectiveness; and (iii) enhance communication between management and the Board. Mr. Kelley has served as the non-management Chair of the Board since December 2005.
Executive Sessions
Our independent directors meet in executive session without management present each time the Board holds its regularly scheduled meetings. Mr. Kelley, as Chair of the Board of Directors, acts as the presiding director for such executive sessions of independent directors.
Board Meetings and Committees
The Board of Directors held six meetings during the fiscal year ended December 31, 2012. The Board of Directors has three committees: (i) Audit Committee; (ii) Compensation Committee; and (iii) Nominating and Corporate Governance Committee. During the last fiscal year, each director attended at least 75% of the total number of meetings of the Board and all of the committees of the Board on which such director served during that period.
Audit Committee
The members of the Audit Committee are Kathryn E. Falberg (Chair), Robert L. Engler, M.D. and Kenneth J. Kelley. All members of the Audit Committee satisfy the independence requirements established by the Nasdaq Marketplace Rules. Ms. Falberg is an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter that is available on our website at: www.halozyme.com. The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing its independence, reviewing and approving the planned scope of its annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing its audit work, reviewing and pre-approving any non-audit services that may be performed by the independent registered public accounting firm, reviewing the adequacy of our accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The Audit Committee held five meetings during the fiscal year ended December 31, 2012.
Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 5.
Compensation Committee
The members of the Compensation Committee are Connie L. Matsui (Chair), Kathryn E. Falberg and John S. Patton, Ph.D. All members of the Compensation Committee satisfy the independence requirements established by the Nasdaq Marketplace Rules. The Compensation Committee operates under a written charter that is available on our website at: www.halozyme.com. The primary purpose of the Compensation Committee is to discharge the Board's responsibilities relating to compensation and benefits of our executive officers. More specifically, the Compensation Committee reviews and makes recommendations to the full Board of Directors for the salary and bonus earned by the Chief Executive Officer and other executive officers; approves stock option grants to executive officers; approves employment and severance agreements of executive officers; and reviews the compensation of outside directors for service on the Board of Directors and its committees. The Compensation Committee held five meetings during the fiscal year ended December 31, 2012.
Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee are Robert L. Engler, M.D. (Chair), Connie L. Matsui and Kenneth J. Kelley. All members of the Nominating and Corporate Governance Committee satisfy the independence requirements established by the Nasdaq Marketplace Rules. The Nominating and Corporate Governance Committee operates under a written charter that is available on our website at: www.halozyme.com. The primary responsibilities of the Nominating and Corporate Governance Committee are to (i) identify individuals qualified to become Board members; (ii) select, or recommend to the Board, director nominees for each election of directors; (iii) develop and recommend to the Board criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend applicable corporate governance principles, codes of conduct and compliance mechanisms, and (vi) provide oversight in the evaluation of the Board and each committee. The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended December 31, 2012.
The Nominating and Corporate Governance Committee's goal is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience. There are no stated minimum criteria for director nominees, but the Nominating and Corporate Governance Committee believes that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board should meet the definition of “independent director” under the Nasdaq Marketplace Rules. The Nominating and Corporate Governance Committee also believes it is appropriate for at least one key member of management to participate as a member of the Board.
While we do not have a formal diversity policy, our Board of Directors believes that our Board should have diversity of knowledge base, professional experience and skills, and takes age, gender and ethnic background into account when considering director nominees. When considering whether to recommend any candidate for inclusion in the Board's slate of recommended director nominees, including candidates recommended by our stockholders, the Nominating and Corporate Governance Committee will review the candidate's integrity, business acumen, age, experience, commitment, diligence, conflicts of interest, existing time commitments and the ability to act in the interests of all stockholders. Once a potential qualified candidate is identified, multiple members of the Nominating and Corporate Governance Committee will interview that candidate. The committee may also ask the candidate to meet with non-committee members of the Board and/or members of management and, if the committee believes a candidate would be a valuable addition to the Board, it will recommend that candidate to the full Board.
Pursuant to the terms of its charter, the Nominating and Corporate Governance Committee will consider qualified director candidates suggested by our stockholders. Stockholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting the candidate's name, contact information and biographical information in writing to the “Halozyme Nominating and Corporate Governance Committee” c/o Corporate Secretary, 11388 Sorrento Valley Road, San Diego, California 92121. The biographical information and background materials will be forwarded to the Nominating and Corporate Governance Committee for its review and consideration. The committee's review process for candidates identified by our stockholders is essentially identical to the review process for candidates identified by the committee. The Nominating and Corporate Governance Committee will review periodically whether a more formal policy regarding stockholder nominations should be adopted. In addition to the process discussed above regarding the consideration of the Nominating and Corporate Governance Committee of candidates suggested by our stockholders, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our annual meeting of stockholders.
Risk Management
Our Board is responsible for reviewing and assessing business enterprise risk and other major risks facing the company, and evaluating management's approach to addressing such risks. Periodically, our Board reviews key risks facing the company, plans for addressing these risks and the company's risk management practices overall. In connection with these reviews, our

Board members rely on information from external sources as well as on their individual experiences identifying and managing business enterprise risk for other entities both within and outside of our industry. In addition, the committees of our Board consider and address risk as they perform their respective committee responsibilities. For example, financial risks are overseen by our Audit Committee and our Compensation Committee periodically reviews the most important enterprise risks to ensure that our compensation programs do not encourage excessive risk-taking. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise risk.
Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full Board or a relevant committee. Our legal, finance and regulatory areas serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our company and that the leadership structure of our Board supports this approach.
Communications with Directors
Any stockholder who desires to contact any members of our Board of Directors may do so by writing to the “Halozyme Board of Directors” c/o Corporate Secretary, 11388 Sorrento Valley Road, San Diego, California 92121. Communications received in writing are distributed to the Chair of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. Alternatively, any stockholder who desires to directly contact an independent member of our Board of Directors may contact the Chair of our Board of Directors, Kenneth J. Kelley, electronically by sending an email to the following address: kkelley@halozyme.com.
Director Attendance at Annual Meetings
Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend. Directors Engler, Falberg, Frost, Kelley and Matsui attended our annual meeting of stockholders in 2012.
Code of Conduct and Ethics
The Board has adopted a Code of Conduct and Ethics and Corporate Governance Guidelines that apply to all of our employees, officers and directors. Copies of these documents are currently available on our website at: www.halozyme.com. Amendments to or waivers of our Code of Conduct and Ethics granted to any of our directors or executive officers will be published promptly on our web site.
www.halozyme.com
Please note that the information on our website is not incorporated by reference in this Proxy Statement.

PROPOSAL NO. 2
ADVISORY (NON-BINDING) VOTE
ON EXECUTIVE COMPENSATION (SAY-ON-PAY)
Background
The advisory vote on executive compensation is a non-binding vote on the compensation of our “Named Executive Officers,” as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. Please read the Compensation Discussion and Analysis section starting on page 23 of this Proxy Statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2012 compensation of our Named Executive Officers.
The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we hold the advisory vote on executive compensation at least once every three years. Following our 2011 annual meeting, upon the recommendation of our stockholders, our board of directors determined that we will hold the advisory vote on executive compensation annually until the next required non-binding stockholder advisory vote on the frequency of the stockholder non-binding advisory vote on the compensation of our Named Executive Officers, which will occur no later than our 2017 Annual Meeting of the Stockholders.
We have many compensation practices that ensure consistent leadership, decision-making and actions without taking inappropriate or unnecessary risks. Most importantly our compensation practices are intended to align management with the interests of stockholders. The practices are discussed in detail in the Compensation Discussion and Analysis section starting on page 23 of this Proxy Statement and have the following objectives:

•	Compensation structure balances both long and short term incentives.

•	Both long term and short term pay are based on the achievement of corporate and various individual objectives.

•	Annual cash incentives are tied directly to stockholder value creation and achievement of corporate goals.

•	Equity incentive awards are based upon the accomplishment of individual performance criteria and subject to certain minimum thresholds.
The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on the company, our Board of Directors or our Compensation Committee, nor will its outcome require the company, our Board of Directors or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the company, the Board or the Compensation Committee.
Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our Named Executive Officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and evaluate what actions, if any, may be appropriate to address those concerns.
Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 2:
RESOLVED, that the stockholders of Halozyme Therapeutics, Inc. approve, on an advisory basis, the compensation of the company's Named Executive Officers, disclosed pursuant to Item 402 of Regulation S-K in the company's Definitive Proxy Statement for the 2013 Annual Meeting of Stockholders.
Vote Required
Approval of this resolution requires the affirmative vote of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will be treated as votes “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

Recommendation
The Board of Directors believes that the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis and the tabular disclosures under the heading “Executive Compensation and Related Information” is appropriate for the reasons stated above. Therefore, the Board unanimously recommends a vote “FOR” approval of the compensation for our Named Executive Officers.

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT
OF THE HALOZYME THERAPEUTICS, INC.
2011 STOCK PLAN
On May 5, 2011, the stockholders approved our proposed 2011 Stock Plan (the “2011 Plan”). The 2011 Plan replaced our prior stock plans, consisting of our 2008 Stock Plan, 2006 Stock Plan and 2004 Stock Plan (each, a “Prior Plan”). The Prior Plans were terminated such that no additional awards could be granted thereunder. The terms of the Prior Plans remain in effect with respect to outstanding awards until they are exercised, settled, forfeited or otherwise canceled in full. No new awards have been made under those Prior Plans after May 5, 2011.
Our board of directors has approved an amendment and restatement of the 2011 Plan (as amended and restated, the “Amended and Restated 2011 Plan”), subject to the approval of our stockholders. The Amended and Restated 2011 Plan includes two material amendments:

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The Amended and Restated 2011 Plan includes an increase in the share pool available for awards under the plan by 6,500,000 shares so that we can continue to provide appropriate equity-based incentive compensation to our employees, directors and consultants. The initial share pool available for awards under the 2011 Plan was 6,000,000 shares. The revised share pool available for awards under the Amended and Restated 2011 Plan is 12,500,000 shares.

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The Amended and Restated 2011 Plan includes an increase in the limit on “Full Value Awards” that may be granted by 2,000,000 shares, from 4,000,000 shares to 6,000,000 shares. “Full Value Awards” are stock awards, restricted stock awards, restricted stock unit awards and performance awards.

The Amended and Restated 2011 Plan will become effective upon its approval by the stockholders at the annual meeting. If the Amended and Restated 2011 Plan is not approved by our stockholders, the 2011 Plan as previously approved by stockholders will remain in effect, but it will have very few shares available for grant and will not allow us to continue our broad-based equity compensation programs.
We believe that appropriate equity incentives are critical to attracting and retaining the best employees in our industry. The approval of this proposal will enable us to continue to provide such incentives, which have become a standard element of compensation for companies in the biopharmaceutical industry. Our Board of Directors believes that the benefits of maintaining our ability to continue granting equity incentives as part of a competitive compensation package outweigh the potential dilutive effect of the additional shares available for issuance under the Amended and Restated 2011 Plan.
Key Features Designed to Protect Stockholders' Interests
The design of the Amended and Restated 2011 Plan reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following features of the plan:

•	Independent administrator. The Compensation Committee of the Board of Directors, which is comprised solely of non-employee directors will be the administrator of the Amended and Restated 2011 Plan.

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No evergreen feature.   The maximum number of shares available for issuance under the Amended and Restated 2011 Plan is fixed and cannot be increased without stockholder approval. In addition, the Amended and Restated 2011 Plan expires by its terms on a specified date.

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Repricing and reloading prohibited.   Stockholder approval is required for any repricing, replacement, or buyout of underwater awards. In addition, no new awards are granted automatically upon the exercise or settlement of any outstanding award.

•	No recycling of payment shares. The Amended and Restated 2011 Plan counts shares withheld or reacquired by us in payment of the exercise price or withholding tax against the available share pool.

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No discount awards; maximum term specified.   Stock options and stock appreciation rights must have an exercise price or base price no less than the closing price of our common stock on the date the award is granted and a term no longer than ten years' duration.

•	Per-participant limits on awards. The Amended and Restated 2011 Plan limits the size of awards that may be granted during any one year to any one participant.

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Award design flexibility.   Different kinds of awards may be granted under the Amended and Restated 2011 Plan, giving us the flexibility to design our equity incentives to compliment the other elements of compensation and to support the attainment of our strategic goals.

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No liberal definition of change in control.   The Amended and Restated 2011 Plan's definition of a change-in-control transaction ensures that any award benefits triggered by such a transaction are contingent upon the actual consummation of the transaction, not merely its approval by the Board of Directors or stockholders.

The Board of Directors has full discretion to determine the number of awards to be granted to participants under the Amended and Restated 2011 Plan, subject to an annual limitation on the total number of awards that may be granted to any employee. Prior to the 2013 annual meeting, we will not grant any awards under the Amended and Restated 2011 Plan.
Summary of the Amended and Restated 2011 Plan
The following is a summary of the material terms of the Amended and Restated 2011 Plan. It is qualified in its entirety by the specific language of the Amended and Restated 2011 Plan, a copy of which is included in this Proxy Statement as Appendix I.
General.   The Amended and Restated 2011 Plan provides for the grant of incentive and nonstatutory stock options as well as stock appreciation rights, stock awards, restricted stock, restricted stock units, performance units, and performance shares. Incentive stock options granted under the Amended and Restated 2011 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the Amended and Restated 2011 Plan are not intended to qualify as incentive stock options under the Code.
Purpose.   The purpose of the Amended and Restated 2011 Plan is to advance the interests of the company and our stockholders by providing an incentive to attract and retain persons eligible to receive awards under the Amended and Restated 2011 Plan and by motivating such persons to contribute to our growth and profitability.
Administration.   The Amended and Restated 2011 Plan is administered by the Compensation Committee, any other committee designated by the Board of Directors, or, if no committee is designated, the Board of Directors. As used herein with respect to the Amended and Restated 2011 Plan, the “Board” refers to the Compensation Committee, or any other committee designated by the Board of Directors, as well as to the Board of Directors itself. The Board has the power to construe and interpret the Amended and Restated 2011 Plan and, subject to the provisions of the Amended and Restated 2011 Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award vests or becomes exercisable, the exercise price, the type of consideration to be paid, if any, upon exercise of an award, and other terms of the award.
Stock Subject to the Amended and Restated 2011 Plan.   Shares issuable under the Amended and Restated 2011 Plan will consist of authorized but unissued or reacquired shares of our common stock. The maximum number of shares of our common stock that may be issued under the Amended and Restated 2011 Plan is 12,500,000 shares. That maximum will be proportionately adjusted, however, in the event of a stock split or similar change in our capitalization. If an outstanding award granted under the Amended and Restated 2011 Plan for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an award granted under the Amended and Restated 2011 Plan that are subject to forfeiture or repurchase are forfeited or repurchased by us, the shares allocable to the terminated portion of such award or such forfeited or repurchased shares shall restore to the Amended and Restated 2011 Plan and be available for issuance under the Amended and Restated 2011 Plan. In the event that a stock appreciation right's appreciation value is settled in shares of the company's common stock, the unissued shares that are subject to the stock appreciation right to measure its appreciation value shall not be restored to the Amended and Restated 2011 Plan or otherwise be made available for future issuance under the Amended and Restated 2011 Plan. Shares will not be counted as having been issued pursuant to the Amended and Restated 2011 Plan with respect to any portion of an award that is settled in cash. In general, no more than 6,000,000 shares of the company's common stock may be issued under the Amended and Restated 2011 Plan pursuant to stock awards, restricted stock awards, restricted stock unit awards and performance awards.
Eligibility.   Awards other than incentive stock options generally may be granted to employees, directors and consultants of the company. An incentive stock option can only be granted to a person who, on the effective date of grant, is an employee of the company, a parent corporation or a subsidiary corporation. As of March 1, 2013, approximately 152 employees and 6 non-employee directors of the board were eligible to receive grants under the 2011 Plan.
No incentive stock options may be granted under the Amended and Restated 2011 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the company, or any of its parent or subsidiary corporations, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed 5 years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options granted under the Amended and Restated 2011 Plan are exercisable for the first time by an optionee during any calendar year (under all such plans of the company and its parent and subsidiary corporations) may not exceed $100,000. In order to permit awards to qualify as “performance-based compensation” under Section 162(m) of the Code (“Section 162(m)”), no employee may be granted awards under the Amended and Restated 2011 Plan in excess of the following in each fiscal year of the company:

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Stock options and stock appreciation rights: No more than 1,000,000 shares; provided, however, that such maximum number shall be 2,000,000 shares with respect to any individual during the first fiscal year that the individual is employed with Halozyme.

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Restricted stock and restricted stock unit awards having vesting based upon the attainment of performance goals: No more than 500,000 shares; provided, however, that such maximum number shall be 1,000,000 shares with respect to any individual during the first fiscal year that the individual is employed with Halozyme.

•	Performance share awards: No more than 500,000 shares for each full fiscal year contained in the performance period of the award.

•	Performance unit awards: No more than 500,000 for each full fiscal year contained in the performance period of the award.
Stock Options and Stock Appreciation Rights
The following is a description of the general terms of stock options and stock appreciation rights under the Amended and Restated 2011 Plan. Individual grants may have terms that differ from those described below.
Exercise Price; Payment.   The exercise price of incentive stock options under the Amended and Restated 2011 Plan may not be less than the fair market value of the common stock subject to the option on the date of the option grant, and in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options and stock appreciation rights may not be less than the fair market value of the stock subject to the award on the date of the option grant. On March 1, 2013, the closing price of the company's common stock as reported on the Nasdaq Global Market was $5.51 per share. The exercise price of options granted under the Amended and Restated 2011 Plan may be paid: (i) in cash, by check or cash equivalent, (ii) by tender to the company, or attestation to the ownership of shares of common stock of the company owned by the optionee having a fair market value not less than the exercise price, (iii) by broker-assisted cashless exercise, (iv) to the extent permitted by the Board, in its sole discretion, by net share settlement (other than for incentive stock options, unless the optionee consents to converting the option to a nonstatutory stock option), (v) in any other form of legal consideration acceptable to the Board, or (vi) any combination of the above.

No Repricing.   The Amended and Restated 2011 Plan does not permit the company to lower the exercise price of options or base price of stock appreciation rights or to exchange options or stock appreciation rights for awards with a lower exercise or base price without further stockholder approval.
Exercise.   Options and stock appreciation rights granted under the Amended and Restated 2011 Plan may become exercisable (“vest”) in cumulative increments as determined by the Board provided that the holder's employment by, or service as a director or consultant to, the company or certain related entities or designated affiliates (“service”) continues from the date of grant until the applicable vesting date. Shares covered by awards granted under the Amended and Restated 2011 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an award may be exercised.
Term.   The maximum term of options and stock appreciation rights under the Amended and Restated 2011 Plan is ten years. The Amended and Restated 2011 Plan provides for earlier termination of an award due to the holder's cessation of service.
Restrictions on Transfer.   Incentive stock options granted under the Amended and Restated 2011 Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the person to whom the option is granted only by such person. A nonstatutory stock option or stock appreciation right is not transferable in any manner other than (i) by will or by the laws of descent and distribution, (ii) by written designation of a beneficiary taking effect upon the death of the optionee, (iii) by delivering written notice to the company that the optionee will be gifting to certain family members or other specific entities controlled by or for the benefit of such family members, and such other transferees as the Board may approve.
Restricted Stock Units
The Board may grant restricted stock units under the Amended and Restated 2011 Plan that represent a right to receive shares of our common stock at a future date determined in accordance with the participant's award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant's services to the company. The Board may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Board, a participant will forfeit any restricted stock units which have not vested prior to the participant's termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Board may grant restricted stock units that entitle their holders to receive dividend equivalents. A dividend equivalent may be paid in cash or in the form of additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay.
Stock and Restricted Stock Awards
The Board may grant stock awards, with or without restrictions, under the Amended and Restated 2011 Plan either in the form of a stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a stock bonus, for which the participant furnishes consideration in the form of services to the company. The Board determines the purchase price payable under stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Board specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Board, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant's termination of service. Participants holding restricted stock will generally have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

Performance Awards
The Board may grant stock-based performance awards subject to such conditions and the attainment of such performance goals over such periods as the Board determines in writing and sets forth in a written agreement between the company and the participant. To the extent compliance with Section 162(m) of the Code is desired, a committee comprised solely of “outside directors” under Section 162(m) shall act with respect to performance awards. Performance awards may be designated as performance shares or performance units. Performance units are unfunded bookkeeping entries generally having an initial value equal to the fair market value, determined on the grant date, of a share of common stock. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock) or any combination thereof.
Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m), the Board will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the company and each subsidiary corporation consolidated with the company for financial reporting purposes, or such division or business unit of the company as may be selected by the Board. The Board, in its discretion, may base performance goals on one or more of the following such measures:

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Earnings or Profitability Metrics:   including, but not limited to, sales revenue; revenue under collaborative agreements; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margin; operating margin; income (gross, operating or net); expense levels or ratios; in each case adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, stock-based compensation expense, changes in generally accepted accounting principles or critical accounting policies, or other extraordinary or non-recurring items, as specified by the Board when establishing the performance goals;

•	Return Metrics: including, but not limited to, return on investment, assets, equity or capital (total or invested);

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Cash Flow Metrics:   including, but not limited to, operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

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Liquidity Metrics:   including, but not limited to, debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the Board;

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Stock Price and Equity Metrics:   including, but not limited to, return on stockholders' equity; total stockholder return; revenue (gross, operating or net); revenue growth; stock price; stock price appreciation; market price of stock; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio; and

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Strategic Metrics:   including, but not limited to, product research and development; completion of an identified special project; clinical trials; regulatory filings or approvals; patent application or issuance; manufacturing or process development; total or net sales; market share; market penetration; economic value added; customer service; customer satisfaction; inventory control; balance of cash, cash equivalents and marketable securities; growth in assets; key hires; employee satisfaction; employee retention; business expansion; acquisitions, divestitures, joint ventures or financing; legal compliance, safety, or risk reduction; or such other measures as determined by the Board.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Board. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Board, excluding the effect (whether positive or negative) of changes in accounting standards occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Board will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Board retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m). However, no such reduction may increase the amount paid to any other participant. The Board may make positive or negative adjustments to award payments to participants other than covered employees to reflect the participant's individual job performance or other factors determined by the Board. In its discretion, the Board may provide for the accrual of dividend equivalents to a participant awarded performance shares or units with respect to cash dividends paid on the company's common stock, with such dividend equivalents becoming payable if and when the performance shares or units are earned. The Board may provide for award payments in lump sums or installments.
Unless otherwise provided by the Board, if a participant's service terminates for any reason, including the participant's death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant's service during the performance period. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.
Effect of Certain Corporate Events
In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the company, appropriate adjustments will be made in the number and class of shares subject to the Amended and Restated 2011 Plan and to any outstanding awards, in the aggregate and Section 162(m) per-employee grant limits (see “Federal Income Tax Information - Potential Limitation on Company Deductions,” below), and in the exercise price per share of any outstanding awards. Any fractional share resulting from an adjustment will be rounded down to the nearest whole number, and at no time will the exercise price of any option or stock appreciation right be decreased to an amount less than par value of the stock subject to the award.
If a change in control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the company's rights and obligations under the outstanding awards or substitute substantially equivalent awards for such corporation's stock. Awards that are not assumed, replaced or exercised prior to the change in control will terminate. The Board may grant awards that will accelerate in connection with a change in control. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the company.
Duration, Amendment and Termination
The Board may amend or terminate the Amended and Restated 2011 Plan at any time. If not earlier terminated, the Amended and Restated 2011 Plan will expire on March 9, 2021.
The Board may also amend the Amended and Restated 2011 Plan at any time or from time to time. However, no amendment authorized by the Board will be effective unless approved by the stockholders of the company if the amendment would: (i) increase the number of shares reserved for awards under the Amended and Restated 2011 Plan; (ii) change the (a) class of persons eligible to receive incentive stock options, (b) prohibition on repricing and reloading of options, (c) limits on shares subject to stock awards, restricted stock awards, restricted stock unit awards, and performance awards (including those intended to qualify as “performance-based compensation” under Section 162(m)), (d) minimum exercise price, maximum term, and vesting period of options or stock appreciation rights, or (e) limitation on the vesting conditions applicable to restricted stock or restricted stock unit awards; or (iii) modify the Amended and Restated 2011 Plan in any other way if such modification requires stockholder approval under applicable law, regulation or rule.
Incentive Plan Benefits
Future Awards: The granting of awards under the 2011 Plan is subject to the discretion of the Compensation Committee, so the benefits or amounts that any participant or group of participants may receive in the future under the 2011 Plan are not currently determinable.

Past Awards: The aggregate numbers of shares of common stock made subject to awards granted to certain persons and groups under the 2011 Plan since its inception in May 2011 are as follows: (1) Gregory I. Frost, President and Chief Executive Officer, 318,065 shares; (2) Kurt A. Gustafson, Vice President and Chief Financial Officer, 272,471 shares; (3) James P. Shaffer, Vice President and Chief Commercial Officer, 386,020 shares; (4) H. Michael Shepard, Vice President and Chief Scientific Officer, 234,444 shares; (5) Jean I. Liu, Vice President, General Counsel and Secretary, 349,444 shares; (6) all current executive officers as a group, an aggregate of 1,560,444 shares; ; and (7) all employees, including current officers who are not executive officers, as a group, an aggregate of 3,841,848 shares. No awards were granted from the 2011 Plan to the current directors who are not executive officers.
U.S. Federal Income Tax Information
Incentive Stock Options.   An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for two years following the date the incentive stock option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, the company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonstatutory Stock Options and Stock Appreciation Rights.   Nonstatutory stock options and stock appreciation rights have no special tax status. A holder of these awards generally does not recognize taxable income as the result of the grant of such award. Upon exercise of a nonstatutory stock option or stock appreciation right, the holder normally recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. If the holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option or stock appreciation right, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the holding period of the shares is more than 12 months. The company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option or stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to the company with respect to the grant of a nonstatutory stock option or stock appreciation right or the sale of the stock acquired pursuant to such grant.
Restricted Stock.   A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date.” The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Performance Awards and Restricted Stock Unit Awards.   A participant generally will recognize no income upon the receipt of a performance share, performance unit, or restricted stock unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. The company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Potential Limitation on Company Deductions.   Section 162(m) denies a deduction to the company for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to any type of award granted under the plan, when combined with all other types of compensation received by a covered employee from the company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with applicable regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options or stock appreciation rights may be granted during a specified period, (ii) the per-employee limitation is approved by the stockholders, (iii) the option is granted by a Compensation Committee comprised solely of “outside directors” (as defined in Section 162(m)) and (iv) the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.
For the aforementioned reasons, the Amended and Restated 2011 Plan provides for an annual per-employee limitation as required under Section 162(m) and the company's Compensation Committee is comprised solely of outside directors. Accordingly, options or stock appreciation rights granted by the Compensation Committee should qualify as performance-based compensation, and the other awards subject to performance goals may qualify. Nevertheless, the Compensation Committee may choose to grant awards under the 2011 Plan that do not give rise to qualified performance-based compensation under Section 162(m) if the Compensation Committee feels it is in the interest of the company to do so.
Other Tax Consequences.   The foregoing discussion is intended to be a general summary only of the federal income tax aspects of awards granted under the Amended and Restated 2011 Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the Amended and Restated 2011 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.
Vote Required
Approval of this proposal would require the affirmative vote of a majority of the votes cast at the annual meeting of stockholders. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.
Board of Directors Recommendation
The Board believes that the approval of the amendment and restatement of the 2011 Plan is in the best interests of Halozyme and its stockholders for the reasons stated above. Therefore, the Board unanimously recommends a vote “FOR” approval of the amendment and restatement of the 2011 Plan.

PROPOSAL NO. 4

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
The Board of Directors is requesting stockholder approval of an amendment to our Certificate of Incorporation to increase our authorized number of shares of common stock from 150,000,000 shares to 200,000,000 shares.
The additional common stock that would be authorized by adoption of the amendment would have rights identical to our currently outstanding shares of common stock. Adoption of the proposed amendment and any future issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to the increase in the number of shares of our common stock outstanding, such as dilution of the per share operating results and the voting rights of current holders of our common stock. If the amendment is adopted, it will become effective upon filing a Certificate of Amendment of our Certificate of Incorporation with the Secretary of State of the State of Delaware.
In addition to the 113,122,900 shares of common stock outstanding on March 1, 2013, the Board has reserved 8,478,886 shares for issuance upon exercise of stock options and other equity awards that were outstanding on March 1, 2013 and 7,357,459 shares for future issuances and grants made under our equity incentive plans (including the 6,500,000 shares proposed to be added to our 2011 Stock Plan if our stockholders approve Proposal 3). As a result, without this proposed increase there would be only 21,040,755 shares of common stock available for issuance for other purposes.
Although at present the Board of Directors has no other plans to issue the additional shares of common stock, the Board believes it would be prudent and advisable to have those shares available to provide additional flexibility regarding the potential use of shares of common stock for business and financial purposes in the future. The additional shares could be used for various purposes without further stockholder approval. These purposes may include: raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding our business or product lines through the acquisition of other businesses or products; and other purposes.
The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the company. For example, without further stockholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors aware of any such attempts directed at us), stockholders should be aware that approval of this proposal could facilitate future efforts by the company to deter or prevent changes in control of the company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.
The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve this amendment to our Certificate of Incorporation. As a result, abstentions and any broker non-votes will have the same effect as negative votes.
If this proposal is approved and the amendment becomes effective, the first paragraph of Article Fourth of our Certificate of Incorporation, which sets forth our currently authorized capital stock, will be amended to read in its entirety as follows:
The Corporation is authorized to issue two classes of stock, to be designated “Common Stock,” with a par value of $0.001 per share, and “Preferred Stock,” with a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have the authority to issue is 200,000,000 and the total number of shares of Preferred Stock that the Corporation shall have the authority to issue is 20,000,000.
Board of Directors Recommendation
The Board of Directors unanimously recommends a vote “FOR” amending our Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 shares to 200,000,000 shares.

PROPOSAL NO. 5
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors of Halozyme has selected Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of Halozyme for the fiscal year ending December 31, 2013. Ernst & Young LLP has acted in such capacity since its appointment on June 28, 2006. A representative of Ernst & Young LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.
Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Vote Required
The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Abstentions will be treated as votes “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.
Board of Directors Recommendation
The Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.
PRINCIPAL ACCOUNTING FEES AND SERVICES
The following table sets forth the aggregate fees billed to Halozyme for the fiscal years ended December 31, 2012 and 2011 by Ernst & Young LLP:

	Fiscal 2012	Fiscal 2011
Audit Fees(1)	$543,426	$435,305
Audit-Related Fees	$—	$—
Tax Fees(2)	$3,500	$—
All Other Fees(3)	$1,995	$1,975

__________________

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the company's consolidated annual financial statements, including the audit of internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees consist of fees billed for professional services rendered for tax compliance and tax advice.

(3)	All Other Fees consist of annual subscription fees for Ernst & Young's online accounting and auditing information tools.

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval. The Chair of the Audit Committee is also authorized, pursuant to delegated authority, to pre-approve additional services on a case-by-case basis, provided that such approvals are communicated to the full Audit Committee at its next meeting.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.
The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has received from the independent registered public accounting firm the written disclosures required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with the independent registered public accounting firm the firm's independence from Company management and the Company, including the matters in such letter. The Committee also considered the compatibility of non-audit services with the independent registered public accounting firm's independence.
The Committee also reviewed and discussed together with management and the independent registered public accounting firm the Company's audited consolidated financial statements for the year ended December 31, 2012 and the results of management's assessment of the effectiveness of the Company's internal control over financial reporting and the independent registered public accounting firm's audit of internal control over financial reporting.
The Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company's internal control, including internal control over financial reporting; and the overall quality of the Company's financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2012 filed by the Company with the Securities and Exchange Commission.
The Committee is comprised solely of independent directors as defined by the Nasdaq Marketplace listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.
AUDIT COMMITTEE
Kathryn E. Falberg (Chair)
Robert L. Engler, M.D.
Kenneth J. Kelley

EXECUTIVE COMPENSATION AND RELATED INFORMATION
This section of the proxy statement includes the following:

•
The Compensation Discussion and Analysis (CD&A) section describes and analyzes our compensation programs and the specific amounts of compensation paid to our Chief Executive Officer (our “CEO”) and Chief Financial Officer (our “CFO”), as well as the other individuals included in the Summary Compensation Table below (our “Named Executive Officers” or “NEOs”). It also provides a brief overview of the factors that we believe are most relevant to stockholders as they consider their votes on Proposal No. 2 (the advisory vote on executive compensation).

•
The Compensation Tables and Narrative Disclosure section reports the compensation and benefit amounts paid to our NEOs for fiscal 2012. The amounts attributable to long-term equity incentive awards represent the grant date fair value of those awards for which actual amounts earned or realized is dependent upon our future stock price performance.

Compensation Discussion and Analysis
Overview
The Compensation Committee has the responsibility for establishing, implementing and monitoring adherence with our compensation practices. The Compensation Committee makes all compensation decisions for our NEOs. The primary goals of our Compensation Committee with respect to the compensation of our NEOs are: (i) to attract, retain, motivate and reward talented and dedicated executives and maintain a cohesive management team comprised of individuals with substantial skill and experience required to implement our business strategies; (ii) to tie annual cash incentives to the creation of stockholder value by aligning the financial interests of our NEOs with the financial interests of our stockholders; and (iii) to link long-term equity incentives to the achievement of individual performance criteria that we believe will lead to stockholder value creation. To achieve these goals, the Compensation Committee uses a mix of compensation including base salary, annual cash incentive awards and annual equity awards. The Compensation Committee reviews the performance of individual NEOs against previously established individual performance criteria in connection with determining annual equity awards and salaries. The Compensation Committee believes that the base salaries for our NEOs are comparable with executives in other companies of similar size and stage of development operating in our industry. The Radford Global Life Sciences U.S. Executive Survey (the “Radford Survey”) is the primary source of benchmarking information we use with respect to compensation of our NEOs. We also use third party compensation consultants from time to time as useful and appropriate. For example, the Compensation Committee relied on information provided by Barney & Barney to establish stock ownership guidelines (discussed below). The Compensation Committee seeks to establish an equity compensation structure that yields initial target equity grants and target annual refresher grants that approximates the 75th percentile based on data from the Radford Survey.
Stockholder Advisory Vote on Executive Compensation
In establishing 2013 compensation, the Compensation Committee considered the results of the most recent stockholder advisory vote on executive compensation (the “say-on-pay proposal”) at our annual meeting of stockholders held in May 2012, where a substantial majority of the votes cast on the say-on-pay proposal were voted in favor of the proposal. Similarly, the compensation and benefits for 2012 reported below resulted from programs, policies and decisions that were adopted reflecting previous votes that expressed support by a substantial margin for our executive compensation programs. The Compensation Committee believes these results affirm stockholder support for our executive compensation decisions and policies, and as such, the results of the most recent say-on-pay proposal did not cause the Compensation Committee to change its approach to the 2013 compensation of our NEOs. The Compensation Committee will continue to consider the results of future say-on-pay proposals when making executive compensation decisions and policies.

Elements of Compensation
We have a relatively simple compensation structure that is comprised of: (i) base salary; (ii) annual cash incentive awards; (iii) equity incentive awards, including stock options and restricted stock units; and (iv) company contributions pursuant to our 401(k) plan. We also provide our NEOs with the same package of employee benefits that are provided to all full time employees, including health insurance, group term life and disability insurance.
We have selected each component of our compensation structure for the following reasons:

•
Taken as a whole, the components of our executive compensation program are comparable to compensation programs offered by other companies of our size in our industry, which helps us attract new executive talent and retain, motivate, and reward the executives that we currently employ.

•
The annual cash incentive awards are dependent, in substantial part, on tangible creation of stockholder value, and align our executives' financial interests with those of our stockholders. The portion of the annual cash incentive awards that is not dependent on the increase in stockholder value is based on achievement of corporate or individual goals that we believe should lead to increases in stockholder value. Payments under this program underscore our desire to have our executives focus their efforts on actions that directly or indirectly maximize stockholder value.

•
Equity awards, including stock options and performance based restricted stock unit awards, act as retention devices which align our NEO's financial interests with long-term stockholder value. Equity awards act as retention devices because the NEO must continue employment with us to vest his or her options and to exercise the options to realize value. With respect to restricted stock unit awards, the NEO must continue employment, and the case of performance based vesting, we must realize certain performance goals, in each case for the awards to vest. Equity awards also align the interests of management with those of our stockholders with the goal of creating long-term growth and value for our stockholders.

Base Salary
Base salaries for our NEOs are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we target salaries for our NEOs near the median of the range of salaries for executives in similar positions with similar responsibilities and experience at comparable companies. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience as well as our financial position. Annual salaries for 2012 are reflected below in the table entitled “2012 Summary Compensation Table.” The following annual salaries for 2013 for our NEO's were established by the Compensation Committee in February 2013:

Name	2013 Annual Base Salary
Gregory I. Frost, Ph.D.	$453,819
Kurt A. Gustafson	$386,329
James P. Shaffer	$366,670
H. Michael Shepard, Ph.D.	$321,360
Jean I. Liu, J.D.	$317,500

Annual Cash Incentive Awards for 2012
Under the 2012 Senior Executive Incentive Plan, each NEO had a target cash incentive award consisting of 60% of base salary for the CEO and 40% of base salary for all other NEOs. The actual cash incentive award paid out to each executive officer was determined by both the performance of the company as a whole (Corporate Component) and the NEO's individual performance (Individual Component), provided that the actual cash incentive award could not exceed 2 times the target cash incentive award for the NEO, and NEOs must achieve 60% of their individual performance objectives in order to be eligible for any cash incentive award.
Corporate Component
The Corporate Component was determined based, with equal weighting, on (1) the stock price performance of the company and (2) our achievement of corporate goals for 2012 related to company operational and financial performance which are established at the beginning of 2012 by the Compensation Committee and approved by the Board of Directors (Corporate Goals). The Company must achieve a minimum of 60% of the Corporate Goals in order for any cash incentive award to be paid to the NEOs.

1)
To calculate the stock price appreciation component, the Company's average closing stock price during the last 10 trading days of 2012 was divided by the Company's average closing stock price during the last 10 trading days of 2011. Halozyme's average closing price for the last ten trading days of 2011 was approximately $9.50 and the average closing price of Halozyme's stock over the final ten trading days of 2012 was $6.27. The ratio was less than 100%; therefore, the stock appreciation component was zero. If the ratio was greater than 100%, then each 5% increment in excess of 100% would increase the bonus multiplier for this component by one-third up to a maximum of 667% if the stock price were to double (see below equation).

2)
The corporate goals component was determined by the percentage of the Corporate Goals that were achieved by the Company as determined by the Compensation Committee. The Compensation Committee determined that 75% of the Corporate Goals were met in 2012.

Individual Component
The Individual Component was based on an NEO's performance, as rated by the CEO, against pre-established goals for 2012 specific to that NEO based on his or her functional responsibilities. The score may range from 0% (failure to achieve any pre-established goals) to up to 200% (achievement of all pre-established goals plus additional exceptional performance).
Cash Incentive Award Calculation
The actual cash incentive award to an NEO was calculated as follows, provided that the Compensation Committee will make the final determination and retains full discretion to adjust cash incentive award as it deems appropriate:
Cash Incentive Award = Corporate Component * Individual Component * (Target Bonus * Base Salary)
Corporate Component (%) = (50% * Stock Appreciation) + (50% * Goals Achieved)

Stock Appreciation (%) = {[(	Stock Price End of Year	* 100%) - 100%] /5%} * (1/3)
Stock Price End of Previous Year

Goals Achieved (%) = Percentage of Corporate Goals achieved
Individual Component (%) = Percentage of Individual Goals Achieved by Officer
The Compensation Committee considered the recommendation of the CEO and his assessment of the individual performance and contributions of the various executive officers in awarding the cash bonuses set forth in the Summary Compensation Table below.

The Compensation Committee is aware that an annual cash incentive plan tied, in part, to stock appreciation presents certain inherent risks. Stock appreciation/depreciation does not necessarily correlate with management performance at any point in time so the amount of the award pool could, depending on the circumstances, unjustly reward a management team that failed to perform in one or more key respects. However, this is mitigated by the fact that the cash incentive award is also determined based on achievement of preset corporate goals as well as individual performance goals. The Compensation Committee believes the risks associated with our annual cash incentive plan can be mitigated through the strategic and operational oversight provided by the Board of Directors as well as the discretionary element of the incentive plan that allows the Compensation Committee to determine an aggregate cash amount that is different than the amount indicated by the calculation described above. The Compensation Committee believes that the cash component of the incentive plan directly aligns the interests of management with the interest of stockholders who are looking for tangible increases in corporate valuation.
Equity Incentive Awards for 2012
In February 2012, the Compensation Committee established target equity awards for the NEOs consisting of an option grant of 100,000 shares for our NEOs other than the CEO and an option grant of 175,000 shares for our CEO, provided that the Compensation Committee could elect to substitute restricted stock or restricted stock unit awards of equivalent value in lieu of any stock option grant, and the actual amounts to be awarded to these senior executive officers were based upon the accomplishment of individual performance criteria during 2012, with the equity award for the CEO being based upon the Company's accomplishment of the Corporate Goals for 2012. The performance criteria applicable to the NEOs vary from position to position, but these criteria typically contained operational, strategic and developmental elements relevant to each NEO's duties.
The Corporate Goals for 2012 reflected operational, clinical and financial priorities that resulted from a collaborative process between the CEO, members of senior management and the Board of Directors. These priorities include, among others: (i) business and development goals applicable to new transactions; (ii) annual cash burn and end of year cash balance targets; (iii) business and development goals relating to our existing corporate partners; (iv) goals relating to the supply of product for clinical and commercial programs; and (v) clinical and strategic goals relating to products and product candidates. The Compensation Committee determined that 80% of the company goals were met in 2010, 90% of the company goals were met in 2011 and 75% of the company goals were met in 2012. To be eligible for an equity award, a member of senior management must have met at least 60% of that individual's performance criteria. For fiscal 2012, the equity compensation awarded executive officers consisted of a combination of stock options and restricted stock units. These awards are reflected in the following compensation tables for 2012.
Incentive Program for 2013
In February 2013, our Compensation Committee established the 2013 Senior Executive Incentive Plan, which (except for changes in the Corporate Goals and individual goals) was the same as the 2012 Senior Executive Incentive Plan described above in discussions under "Annual Cash Incentive Awards for 2012" and "Equity Incentive Awards for 2012".
Stock Options and Restricted Stock Units
Our 2011 Stock Plan authorizes us to grant options to purchase shares of common stock and restricted stock units (RSUs) to our employees, directors and consultants, and our Compensation Committee is the administrator of this stock plan. Stock option grants are made in connection with the commencement of employment and may also be made following a significant change in job responsibilities or to meet other special retention or performance objectives. The Compensation Committee reviews and approves initial stock option awards for executive officers based upon a review of competitive compensation data. In February 2013, the Compensation Committee delegated the authority to grant stock options under specified conditions to a management committee consisting of the CEO and CFO (the “Officer Committee”).  Pursuant to the delegated authority, the Officer Committee is authorized to grant initial stock option awards to newly hired employees other than executive officers provided that: (i) each stock option must be approved on or before the first trading day of the month following the date of employment; (ii) assuming approval of the Officer Committee on or before the first day of the month following the date of employment, that first trading day of the month following the date of employment would be considered grant date of the award; (iii) the Officer Committee is only authorized to grant options for a number of shares within the ranges previously approved by the Committee for employees at the applicable level; and (iv) in the event the Officer Committee has not approved a grant on or before the first trading day of the month following the date of employment, the grant for that option will be deferred to the following month. In appropriate circumstances, the Compensation Committee considers the recommendations of our CEO when determining the amount of an initial option grant or the amount of an annual grant of stock options or RSUs for executive officers. While we awarded stock options and RSUs to our executive officers pursuant to our 2012 Senior Executive Incentive Plan, those awards were not made until the first quarter of 2013. Stock options granted by us have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest over a four-year period subject to continued employment (25% of the shares on the one year anniversary of the date of grant and the remainder of the shares would vest monthly thereafter), and generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended, or the Code. RSUs generally vest in equal annual increments over four years
Potential Components of Compensation
In addition to permitting the award of incentive and nonstatutory stock options, restricted stock and restricted stock units, our 2011 Stock Plan provides for the granting of stock appreciation rights, performance units and shares and other stock-based awards. Further information on the terms of our 2011 Stock Plan is contained above in the discussion of Proposal 3.The Compensation Committee may utilize some or all of these types of awards for executive officers if it believes that such awards are necessary to further the goals of the compensation program.
Stock Ownership Guidelines
As provided for in our Corporate Governance Guidelines, each director who has served on the Board of Directors for three years is expected to own stock of the Company with a cost basis, or current market value if greater than the cost basis, of not less than three times such director's annual base cash compensation for Board service. In addition, all directors are expected to own stock in the Company within one year of joining the Board.
In February 2012, our Compensation Committee approved stock ownership guidelines for our executive officers which provide that our CEO is expected to own stock in the Company with value equal to no less than three times his current base salary and that all other executive officers are expected to own stock in the Company with value equal to no less than the officer's current base salary. Each executive officer is expected to comply with such guidelines within five years of appointment as an executive officer.
All of our directors and our CEO are currently in compliance with these stock ownership guidelines.
Change in Control Policy
Stock options, restricted stock and restricted stock units granted to employees and officers of Halozyme under our 2001 Stock Plan and 2004 Stock Plan, and to certain officers under our 2008 Stock Plan and 2011 Stock Plan, provide for full acceleration of the unvested portion of an option if the employee or officer is terminated without cause or resigns for certain specified reasons following certain change in control events. In addition, in April 2008 our Board of Directors adopted a Change in Control Policy applicable to certain executive officers. This policy provides for cash payments, continued healthcare coverage and accelerated vesting of subsequently granted equity awards for any senior executive officer who is terminated for a reason other than cause within twelve months of a change in control transaction. The cash payments, to be made in a lump sum payment, will equal a multiple of the senior executive's then-current base salary (twice the salary of the Company's CEO and one and a half times the salary of the other senior executives subject to the policy). The Company will also pay for continued healthcare coverage post-termination for a period of eighteen months for the CEO and twelve months for all other senior executives subject to the policy. The Change of Control Policy also provides that the gross amount payable to a senior executive officer under the policy may be reduced in the event that such reduction will result in a greater net payment (after taking into account the effect of tax laws applicable to such change in control payments) to the senior executive officer. We have entered into agreements with each senior executive officer that document the specific terms of the Change in Control Policy applicable to such officer. See additional information under “Potential Payments Upon Termination or Change in Control” below.

Severance Policy
In 2008, our Board of Directors approved the adoption of a company-wide severance policy. Under the severance policy, the amount of cash severance for an employee terminated by the Company without cause will generally be dictated by the employee's position in the organization as well as his or her length of service. The severance policy is applicable to members of senior management in the following respects: (i) the cash severance for the CEO will be equal to the CEO's then-current annual base salary; (ii) the cash severance for executive officers and other senior officers will be equal to one half of the then-current annual base salary for such officers; and (iii) the cash severance for all other Vice Presidents will initially be equal to ten weeks worth of the then-current annual base salary for such employee, provided that the employee will get an additional two weeks of severance pay for each year of employment with the Company (up to a maximum of 26 weeks). Cash payments under the severance policy will normally be made in a lump sum payment, subject to standard taxes and withholdings, and will be conditioned upon the receipt of a release of claims from the impacted employee. In addition to cash severance payments, the Company will also pay certain health coverage costs during the term of the applicable severance period. Despite the establishment of the severance policy, however, the Board of Directors or Compensation Committee retains the right to amend, alter or terminate the severance policy at any time. See additional information under “Potential Payments Upon Termination or Change in Control” below.
Employment Agreements
We do not have written employment agreements with executive officers. It is our routine practice to use written offer letter agreements for new hire executive officers.
Policy Regarding Tax Deductibility of Executive Compensation
We do not currently have a policy regarding the limitation of executive pay to amounts that would be deductible under Section 162(m) of the Code. However, we believe it is in our best interest, to the extent practical and in keeping with our other compensation objectives, to have executive officer compensation be fully deductible under Code Section 162(m). Section 162(m) of the Code generally provides that publicly-held companies may not deduct compensation paid to certain of their top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. Compensation that is “performance based” compensation within the meaning of the Code does not count toward the $1 million limit.
The Compensation Committee retains the discretion to pay compensation that potentially may not be fully deductible to reward performance and/or enhance retention. Stock options and restricted stock unit awards which vest based on performance objectives granted under our 2011 Stock Plan meet the requirement of Section 162(m); however, the restricted stock units we granted to our executive officers in February 2012 and 2013 which vest based on time do not meet the requirements of Section 162(m). Historically our executive pay has been below the annual compensation limit of Section 162(m).
Compensation Committee Report
We, the Compensation Committee of the Board of Directors of Halozyme Therapeutics, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
Connie L. Matsui (Chair)
Kathryn E. Falberg
Kenneth J. Kelley

Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee are or have been an officer or employee of Halozyme Therapeutics, Inc. During fiscal 2012, no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K. During fiscal 2012, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our Compensation Committee or Board of Directors.

Summary Compensation Table
The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2012, 2011 and 2010 by each individual who acted as our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers during the fiscal year ended December 31, 2012.

2012 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Option Awards ($)(2)		Stock Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(4)		Total ($)
Gregory I. Frost	2012	424,130	382,248		1,423,274	(11)	57,258	5,219		2,292,129
President and Chief Executive Officer	2011	415,000	7,316		173,420		80,000	7,788		683,524
	2010	396,590	280,480		—		80,000	7,723		764,793

Kurt A. Gustafson	2012	372,186	318,540		1,120,770	(11)	47,454	7,888		1,866,838
Vice President and Chief Financial Officer	2011	320,850	170,788		160,080		95,000	7,675		754,393
	2010	310,000	93,260		—		78,875	7,662		489,797

James P. Shaffer(5)	2012	352,567	106,182		1,008,795	(11)	44,952	52,045	(8)	1,564,541
Vice President and Chief Commercial Officer	2011	120,705	982,940	(7)	—		35,000	16,180	(8)	1,154,825

H. Michael Shepard	2012	309,000	318,540		1,066,273	(11)	41,715	9,551		1,745,079
Vice President and Chief Scientific Officer	2011	300,000	170,788		120,060		90,000	9,330		690,178
	2010	283,836	54,031		—		72,218	115,166	(9)	525,251

Jean I. Liu(6)	2012	300,000	—		784,023	(11)	55,500	144,002	(10)	1,283,525
Vice President, General Counsel and Secretary	2011	50,000	982,940	(7)	—		—	14,598	(10)	1,047,538
____________

(1)
Performance-based bonuses are generally paid pursuant to our annual incentive plans and reported as Non-Equity Incentive Plan Compensation. The performance-based bonuses represent amounts earned during each respective fiscal year, regardless of whether part or all of such amounts were paid in subsequent fiscal year.

(2)
This column represents the grant date fair value of stock options granted to the NEOs in the 2012, 2011 and 2010 fiscal years, in accordance with FASB ASC Topic 718. To see the exact share amounts and the value of awards made to the NEOs in fiscal 2012, see the 2012 Grants of Plan-Based Awards table below. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. For additional information on the valuation assumptions used by us in calculating these amounts refer to Note 8 of the Notes to Consolidated Financial Statements, filed as part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 1, 2013. The amounts reported in the Summary Compensation Table for these awards may not represent the amounts that the NEOS will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on stock price fluctuations and the NEO's continued employment. Additional information on all outstanding awards is reflected in the Outstanding Equity Awards at December 31, 2012 table.

(3)
This column represents the grant date fair value of stock awards granted to the NEOs in the 2012, 2011 and 2010 fiscal years, in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions used by us in calculating these amounts refer to Note 8 of the Notes to Consolidated Financial Statements, filed as part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 1, 2013. Stock awards granted to executive officers consist of restricted stock units. The amounts shown are the full grant date fair value in accordance with the authoritative guidance for stock-based compensation. The grant date fair values of restricted stock units granted in 2012 and 2011 are based on the closing per share price of Halozyme common stock of $11.29 and $6.67, respectively, on such grant date. We did not grant any stock awards during fiscal 2010.

(4)
The amounts set forth in the All Other Compensation column for the NEOs consist of company payments for group term life insurance and company contributions to the Halozyme Therapeutics, Inc. 401(k) Plan.

(5)	Mr. Shaffer joined Halozyme on August 29, 2011.

(6)	Ms. Liu joined Halozyme on November 1, 2011.

(7)
Because this employee joined Halozyme in 2011, the amount in this column reflects the grant date fair value of the employee's new-hire option grant. This new-hire grant represents an amount of options that will vest over four years following the date of grant and, despite the significant amount reflected in the column, this option grant will only become valuable to the extent that: (i) the employee remains employed by Halozyme long enough for some/all of the option grant to vest; (ii) Halozyme's stock price increases following the date of the option grant; and (iii) the employee decides to exercise vested options by paying the applicable per share exercise for such shares (the exercise price equals the price of Halozyme common stock on the date of the option grant).

(8)	Includes travel allowance of $44,000 and $16,000 for fiscal 2012 and 2011, respectively.

(9)	Includes the reimbursement of $58,619 in relocation expenses as well as a $47,344 tax gross-up payment.

(10)	Includes the reimbursements of $87,250 and $6,888 in relocation expenses as well as $48,952 and $6,910 tax gross-up payments for fiscal 2012 and 2011, respectively.

(11)
In connection with the adoption of stock ownership guidelines and to facilitate our executive officers compliance with these guidelines, each of our current executive officers was provided a one-time grant of restricted stock units in fiscal 2012. The amounts in this column include the grant date fair value of $11.29 per share of the NEOs' restricted stock unit awards as listed below. These awards vest one fifth annually on each anniversary of the grant date.

Name	Grant Date Fair Value of One-Time Stock Awards Under Stock Ownership Guidelines
Gregory I. Frost	$1,084,574
Kurt A. Gustafson	$838,520
James P. Shaffer	$914,705
H. Michael Shepard	$784,023
Jean I. Liu	$784,023

2012 Grants of Plan-Based Awards
The following table sets forth certain summary information with respect to plan-based awards granted during the fiscal year ended December 31, 2012 to our NEOs:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1) Target (#)(2)	All Other Stock Awards: Number of Shares or Units(#)		All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Gregory I. Frost	n/a	—	254,478	508,956	175,000	—		—	—	—
	2/2/2012	—	—	—	—	—		60,000	11.29	382,248
	2/2/2012	—	—	—	—	30,000	(4)	—	—	338,700
	2/2/2012	—	—	—	—	96,065	(5)	—	—	1,084,574

Kurt A. Gustafson	n/a	—	148,874	297,748	100,000	—		—	—	—
	2/2/2012	—	—	—	—	—		50,000	11.29	318,540
	2/2/2012	—	—	—	—	25,000	(4)	—	—	282,250
	2/2/2012	—	—	—	—	74,271	(5)	—	—	838,520

James P. Shaffer	n/a	—	141,027	282,054	100,000	—		—	—	—
	2/2/2012	—	—	—	—	—		16,667	11.29	106,182
	2/2/2012	—	—	—	—	8,334	(4)	—	—	94,091
	2/2/2012	—	—	—	—	81,019	(5)	—	—	914,705

H. Michael Shepard	n/a	—	123,600	247,200	100,000	—		—	—	—
	2/2/2012	—	—	—	—	—		50,000	11.29	318,540
	2/2/2012	—	—	—	—	25,000	(4)	—	—	282,250
	2/2/2012	—	—	—	—	69,444	(5)	—	—	784,023

Jean I. Liu	n/a	—	120,000	240,000	100,000	—		—	—	—
	2/2/2012	—	—	—	—	69,444	(5)	—	—	784,023
____________

(1)
On February 4, 2012, our Board of Directors approved a performance-based incentive plan initially applicable to our NEOs and certain other senior officers. This incentive plan provided for cash and equity awards based upon the accomplishment of specified company and individual performance criteria in 2012. For a description of the elements of the incentive plan, please see “Compensation Discussion and Analysis - Annual Cash Incentive Awards for 2012” and “Compensation Discussion and Analysis - Equity Incentive Awards for 2012).” The actual amount of cash paid to each NEO pursuant to the incentive plan established for 2012 is set forth in the Summary Compensation Table under the heading, “Non-Equity Incentive Plan Compensation.”

(2)
On February 4, 2013, our NEOs received equity awards under the 2012 Senior Executive Incentive Plan as listed below. The option awards each have an exercise price of $6.55 per share and vest one-fourth on the one year anniversary of the date of grant and 1/48 of the shares monthly thereafter. The restricted stock unit awards have the grant date fair value of $6.55 per share and vests one-fourth on each anniversary of the date of grant.

Name	Option Awards Under Incentive Plan: Number of Option Awards (#)	Stock Awards Under Incentive Plan: Number of Units (#)
Gregory I. Frost	65,000	39,000
Kurt A. Gustafson	62,000	37,200
James P. Shaffer	50,000	30,000
H. Michael Shepard	45,000	27,000
Jean I. Liu	50,000	30,000

(3)
These option awards were granted in February 2012 based on accomplishment of specified company and each NEO's individual performance criteria in fiscal year 2011. These option awards vest one-fourth on the one year anniversary of the date of grant and then 1/48 of the shares monthly thereafter.

(4)
This restricted stock unit award was granted in February 2012 based on accomplishment of specified company and individual performance criteria in fiscal year 2011. This restricted stock unit award has a grant date fair value of $11.29 per share and vests one-fourth on each anniversary of the date of grant.

(5)
In connection with the adoption of stock ownership guidelines and to facilitate our executive officers compliance with these guidelines, our current executive officers were provided a one-time grant of restricted stock units. These restricted stock units have the grant date fair value of $11.29 per share and vest one-fifth annually on each anniversary of the grant date.

Outstanding Equity Awards at December 31, 2012
The following table sets forth certain information with respect to the value of all unexercised options and unvested stock awards previously awarded to our NEOs as of December 31, 2012:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Gregory I. Frost	60,000	—	2.05	10/13/2014	—		—	—	—
	51,751	—	2.02	12/8/2014	—		—	—	—
	15,729	—	7.51	2/5/2017	—		—	—	—
	50,000	—	5.60	2/6/2018	—		—	—	—
	76,666	3,334	6.10	2/5/2019	—		—	—	—
	56,666	23,334	5.55	2/4/2020	—		—	—	—
	791	1,209	6.21	5/5/5021	—		—	—	—
	—	60,000	11.29	2/2/2022	—		—	—	—
	—	—	—	—	30,000	(2)	201,300	—	—
	—	—	—	—	96,065	(3)	644,596	—	—

Kurt A. Gustafson	183,333	16,667	5.94	4/1/2019	—		—	—	—
	18,841	7,759	5.55	2/4/2020	—		—	—	—
	18,333	21,667	7.14	2/3/2021	—		—	—	—
	—	50,000	11.29	2/2/2022	—		—	—	—
	—	—	—	—	25,000	(2)	167,750	—	—
	—	—	—	—	74,271	(3)	498,358	—	—

James P. Shaffer	54,166	145,834	8.50	11/3/2021	—		—	—	—
	—	16,667	11.29	2/2/2022	—		—	—	—
	—	—	—	—	8,334	(2)	55,921	—	—
	—	—	—	—	81,019	(3)	543,637	—	—

H. Michael Shepard	105,833	21,167	7.48	8/6/2019	—		—	—	—
	10,915	4,496	5.55	2/4/2020	—		—	—	—
	18,333	21,667	7.14	2/3/2021	—		—	—	—
	—	50,000	11.29	2/2/2022	—		—	—	—
	—	—	—	—	25,000	(2)	167,750	—	—
	—	—	—	—	69,444	(3)	465,969	—	—

Jean I. Liu	54,166	145,834	8.50	11/3/2021	—		—	—	—
	—	—	—	—	69,444	(3)	465,969	—	—
____________

(1)	Each option vests at the rate of 1/4 of the underlying shares on the first anniversary of the date of grant and 1/48 of the shares each month thereafter.

(2)	This restricted stock unit award vests one-fourth on each anniversary of the date of grant.

(3)	This restricted stock unit award vests one-fifth annually on each anniversary of the date of grant.

(4)
Computed by multiplying the closing market price of our common stock on December 31, 2012, the last trading date in fiscal 2012, of $6.71 by the number of shares or stock units, as appropriate, set forth in this table.

Option Exercises and Stock Awards Vested
The following table sets forth certain information with respect to the exercise of stock options and vesting of stock awards by our NEOs during the fiscal year ended December 31, 2012:

2012 OPTION EXERCISES AND STOCK AWARDS

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Gregory I. Frost	—	—	26,000	192,400
Kurt A. Gustafson	—	—	24,000	177,600
James P. Shaffer	—	—	—	—
H. Michael Shepard	—	—	18,000	133,200
Jean I. Liu	—	—	—	—
____________

(1)
The amounts in this column represent the number of shares vested. The actual number of shares issued was the number of shares vested reduced by the number of shares surrendered as payment for withholding taxes.

(2)	Determined by multiplying the market price of the common stock on the applicable vesting date by the number of shares that were vested on such date.
Potential Payments Upon Termination or Change in Control
Severance Policy
On February 6, 2008, the Board of Directors approved the adoption of a company-wide severance policy. Under the severance policy, the particular amount of cash severance for an employee terminated by the Company without cause will generally be dictated by the employee’s position in the organization as well as the seniority of that employee. The severance policy is applicable to members of senior management in the following respects: (i) the cash severance for the CEO will be equal to the CEO’s then-current annual base salary; (ii) the cash severance for executive officers and other senior officers will be equal to one half of the then-current annual base salary for such officers; and (iii) the cash severance for all other Vice Presidents will initially be equal to ten weeks worth of the then-current annual base salary for such employee, provided that the employee will get an additional two weeks of severance pay for each year of employment with the Company (up to a maximum of 26 weeks). Cash payments under the severance policy will normally be made in a lump sum payment, subject to standard taxes and withholdings, and will be conditioned upon the receipt of a release of claims from the impacted employee. In addition to cash severance payments, the Company will also pay certain health coverage costs during the term of the applicable severance period. Despite the establishment of the severance policy, however, the Board of Directors retains the right to amend, alter or terminate the severance policy at any time. Assuming: (i) each of the NEOs was terminated without cause on December 31, 2012; and (ii) each NEO executed a release of claims in a form satisfactory to the Company, the NEOs would have received the following amounts pursuant to the severance policy:

Name	Lump Sum Severance Payment	Duration of Health Coverage Continuation(1)
Gregory I. Frost	$424,130	18 months
Kurt A. Gustafson	$186,093	12 months
James P. Shaffer	$176,283	12 months
H. Michael Shepard	$154,500	12 months
Jean I. Liu	$150,000	12 months
____________

(1)	The per month cost for continued health care coverage will vary for each employee based upon the individual coverage circumstances for each such employee.
Change in Control
Options granted to employees and officers of Halozyme under our 2001 Stock Plan and 2004 Stock Plan, and to certain officers under our 2008 Stock Plan and 2011 Stock Plan, provide for full acceleration of the unvested portion of an option if the employee or officer is terminated without cause or resigns for certain specified reasons following certain change in control events. In addition, in April 2008 our Board of Directors adopted a Change in Control Policy applicable to certain executive officers. This policy provides for cash payments, continued healthcare coverage and accelerated vesting of subsequently granted equity awards for any senior executive officer who is terminated for a reason other than cause within twelve months of a change in control transaction. The cash payments, to be made in a lump sum payment, will equal a multiple of the senior executive’s then-current base salary (twice the salary of the Company’s CEO and one and a half times the salary of the other senior executives subject to the policy). The Company will also pay for continued healthcare coverage post-termination for a period of eighteen months for the CEO and twelve months for all other senior executives subject to the policy. The Change of Control Policy also provides that the gross amount payable to a senior executive officer under the policy may be reduced in the event that such reduction will result in a greater net payment (after taking into account the effect of tax laws applicable to such change in control payments) to the senior executive officer. We have entered into agreements with each senior executive officer that document the specific terms of the Change in Control Policy applicable to such officer.
Assuming a change in control took place on December 31, 2012 and each of the NEOs was terminated without cause immediately following the change in control, the foregoing individuals would have received the following amounts as a result of such terminations:
2012 Potential Payments Upon Change In Control

Name	Equity Awards(1)	Severance(2)	Total
Gregory I. Frost	875,602	$848,260	$1,343,180
Kurt A. Gustafson	687,942	$558,279	$1,099,376
James P. Shaffer	599,559	$528,851	$727,000
H. Michael Shepard	638,935	$463,500	$856,464
Jean I. Liu	465,969	$450,000	$652,000
____________

(1)
Amounts shown in this column reflect the value of unvested options and market value of unvested restricted stock units that would have accelerated if the NEO was terminated on December 31, 2012 in connection with a change in control. Values were derived using the closing market price of our common stock on December 31, 2012, the last trading date in fiscal 2012, of $6.71. There can be no assurance that the options will ever be exercised (in which case no value will actually be realized by the executive) or that the value on exercise will be equal to the value shown in this column.

(2)
Amounts shown in this column reflect the value of cash payments to be made to the senior executive officer in connection with the change in control agreement currently in place with such officer. These change in control agreements also provide for the continued payment of healthcare coverage post-termination, but the exact amount of such payments will vary for each employee based upon the individual coverage circumstances for each such employee, and an estimate of such payment amounts is not included in this column.

Compensation of Directors
The following table sets forth information concerning the compensation earned during the fiscal year ended December 31, 2012 by each individual who served as a director at any time during the fiscal year:

2012 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards($)(1)	Total ($)
Kenneth J. Kelley	83,750	160,800	244,550
Robert L. Engler	55,000	160,800	215,800
Kathryn E. Falberg	70,000	160,800	230,800
Randal J. Kirk	30,000	160,800	190,800
Connie L. Matsui	55,000	160,800	215,800
John S. Patton	40,000	160,800	200,800
____________

(1)	Represents the grant date fair value of restricted stock awards granted in the 2012 fiscal year in accordance with FASB ASC Topic 718.
Under the 2008 Outside Directors’ Plan, an outside director receives an initial restricted stock grant of 20,000 shares of common stock upon joining the Board. This initial restricted stock grant will vest upon the later of: (a) the first day that the outside director may trade our stock in compliance with our Insider Trading Policy that occurs after the six month anniversary of the date of grant or (b) the first day that the outside director may trade our stock in compliance with our Insider Trading Policy that occurs after the date of the first annual meeting following the initial restricted stock grant. Outside directors also automatically receive annual restricted stock grants of 20,000 shares of common stock immediately following future annual meetings of stockholders. This annual restricted stock grant will vest on the first day that the outside director may trade our stock in compliance with our Insider Trading Policy that occurs after the date immediately preceding the annual meeting following the date of grant.
Outside directors receive an annual retainer of $30,000 for service on the Board as well as an annual retainer for service on any committee of the Board. Outside directors serving on the Board’s Audit Committee will receive an annual retainer of $15,000, provided that the Chair of that committee will receive an annual retainer of $30,000. Outside directors serving on the Board’s Compensation Committee will receive an annual retainer of $10,000, provided that the Chair of that committee will receive an annual retainer of $20,000. Outside directors serving on the Board’s Nominating and Corporate Governance Committee will receive an annual retainer of $5,000, provided that the Chair of that committee will receive an annual retainer of $10,000. Lastly, an outside director serving as the Chair of the Board of Directors will receive an annual retainer of $35,000 in addition to his retainer for service as a director.
Dr. Frost does not receive any compensation for his service as a member of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Pursuant to our Code of Conduct and Ethics, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into transactions which create, or would appear to create, a conflict of interest with us. Our Audit Committee is responsible for reviewing and approving related party transactions. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.
In June 2011, we and Intrexon entered into the Intrexon Collaboration, under which Intrexon obtained a worldwide exclusive license for the use of rHuPH20 enzyme in the development of a subcutaneous injectable formulation of Intrexon's recombinant human alpha 1-antitrypsin (rHuA1AT). Intrexon's chief executive officer and chairman of its board of directors, Randal J. Kirk, is also a member of our Board of Directors. The collaborative arrangement with Intrexon was reviewed and approved by our Board of Directors in accordance with our related party transaction policy. For fiscal 2012 and 2011, we recognized $1.0 million and $9.0 million, respectively, in revenue under collaborative agreements pursuant to the terms of the Intrexon Collaboration.
In February 2012, we completed an underwritten public offering and issued 7,820,000 shares of common stock, including 1,020,000 shares sold pursuant to the full exercise of an over-allotment option granted to the underwriter. All of the shares were offered at a public offering price of $10.61 per share, generating approximately $81.5 million in net proceeds. Of the 7,820,000 shares of common stock sold, Randal J. Kirk, a member of our Board of Directors, through his affiliates, purchased 1,360,000 shares of common stock in this offering at the public offering price of $10.61 per share for a total of approximately $14.4 million.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth, as of March 1, 2013, certain information with respect to the beneficial ownership of our common stock by (i) each stockholder known by Halozyme to be the beneficial owner of more than 5% of our common stock, (ii) each director and director-nominee of Halozyme, (iii) each executive officer named in the Summary Compensation Table above, and (iv) all directors and executive officers of Halozyme as a group:

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent(3)
Randal J. Kirk(4)	19,949,503	17.6%
The Governor Tyler, 1881 Grove Avenue, Radford, Virginia 24141
Gregory I. Frost(5)	3,910,649	3.4%
Kurt A. Gustafson(6)	292,973	*
James P. Shaffer(7)	113,224	*
H. Michael Shepard(8)	188,062	*
Jean I. Liu(9)	78,659	*
John S. Patton(10)	315,000	*
Kenneth J. Kelley(11)	170,000	*
Robert L. Engler(12)	420,000	*
Connie L. Matsui(13)	155,000	*
Kathryn E. Falberg(11)	180,000	*
Directors and executive officers as a group (11 persons)(14)	25,773,070	22.5%
____________

*	Less than 1%.

(1)
Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise noted, the address for each beneficial owner is: c/o Halozyme Therapeutics, Inc., 11388 Sorrento Valley Road, San Diego, CA 92121.

(2)
Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or warrants and vesting of stock awards.

(3)
Calculated on the basis of 113,122,900 shares of common stock outstanding as of March 1, 2013, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after March 1, 2013, are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.

(4)
Based on Schedule 13D filed by Randal J. Kirk with the SEC on June 6, 2012. Includes shares held by the following entities over which Mr. Kirk (or an entity over which he exercises exclusive control) exercises exclusive control: 1,722,965 shares held by R.J. Kirk Declaration of Trust; 331,395 shares held by JPK 2009, LLC; 331,394 shares held by MGK 2009, LLC; 293,000 shares held by JPK 2008, LLC; 293,000 shares held by MGK 2008, LLC; 293,000 shares held by ZSK 2008, LLC; 10,945 shares held by Lotus Capital (2000) Company, Inc.; 3,977,445 shares held by Kapital Joe LLC; 1,436,186 shares held by Kirkfield, LLC.; 135,000 shares held by Third Security Staff 2001 LLC; 1,326,320 shares held by New River Management IV, LP; and 6,328,853 shares held by New River Management V, LP. Also includes 20,000 shares subject to options that may be exercised within 60 days after March 1, 2013.

(5)	Includes 339,269 shares subject to options that may be exercised within 60 days after March 1, 2013.

(6)	Includes 257,306 shares subject to options that may be exercised within 60 days after March 1, 2013.

(7)	Includes 75,692 shares subject to options that may be exercised within 60 days after March 1, 2013.

(8)	Includes 164,864 shares subject to options that may be exercised within 60 days after March 1, 2013.

(9)	Includes 70,832 shares subject to options that may be exercised within 60 days after March 1, 2013.

(10)	Includes 205,000 shares subject to options that may be exercised within 60 days after March 1, 2013.

(11)	Includes 20,000 shares subject to options that may be exercised within 60 days after March 1, 2013.

(12)	Includes 255,000 shares subject to options that may be exercised within 60 days after March 1, 2013.

(13)	Includes 30,000 shares subject to options that may be exercised within 60 days after March 1, 2013.

(14)	Includes 1,457,963 shares subject to options that may be exercised within 60 days after March 1, 2013 beneficially owned by all executive officers and directors.
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Each such person is required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.
Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were met.
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2014 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than December 12, 2013. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than December 12, 2013.
TRANSACTION OF OTHER BUSINESS
At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2013 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORTS
We may satisfy SEC's rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more stockholders. This process is known as “householding.” This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received prior to the mailing date. Accordingly, for many stockholders who hold their shares through a bank, brokerage firm or other holder of record (i.e., in “street name”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received.
We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact our Secretary at 11388 Sorrento Valley Road, San Diego, California 92121, or by telephone at (858) 794-8889. If your stock is held by a brokerage firm or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your brokerage or bank. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact us as indicated above.
JEAN I. LIU
Vice President, General Counsel and Secretary
_________________

APPENDIX I

HALOZYME THERAPEUTICS, INC.
2011 STOCK PLAN
(as amended and restated effective March 13, 2013)

	6.3	Payment of Exercise Price	A-10
	6.4	Effect of Termination of Service	A-10
	6.5	Transferability of Options	A-10
7	Terms and Conditions of Stock Appreciation Rights		A-10
	7.1	Types of SARs Authorized	A-11
	7.2	Exercise Price	A-11
	7.3	Exercisability and Term of SARs	A-11
	7.4	Deemed Exercise of SARs	A-11
	7.5	Effect of Termination of Service	A-11
	7.6	Nontransferability of SARs	A-11
8	Terms and Conditions of Stock Awards		A-11
	8.1	Types of Restricted Stock Awards Authorized	A-11
	8.2	Purchase Price	A-12
	8.3	Purchase Period	A-12
	8.4	Vesting and Restrictions on Transfer	A-12
	8.5	Voting Rights; Dividends and Distributions	A-12
	8.6	Effect of Termination of Service	A-12
	8.7	Nontransferability of Restricted Stock Award Rights	A-12

	11.2	Unusual or Nonrecurring Events	A-17
12	Compliance With Securities Law		A-17
13	Tax Withholding		A-17
	13.1	Tax Withholding in General	A-17
	13.2	Withholding in Shares	A-17
14	Amendment or Termination of Plan		A-18
15	Miscellaneous Provisions		A-18
	15.1	Repurchase Rights	A-18
	15.2	Rights as Employee, Consultant or Director	A-18
	15.3	Rights as a Stockholder	A-18
	15.4	Fractional Shares	A-18
	15.5	Severability	A-18
	15.6	Beneficiary Designation	A-18
	15.7	Unfunded Obligation	A-19

HALOZYME THERAPEUTICS, INC.

2011 STOCK PLAN
(as amended and restated effective March 13, 2013)

1.  Establishment, Purpose and Term of Plan.
1.1  Establishment.  The Halozyme Therapeutics, Inc. 2011 Stock Plan (the “Plan”) was adopted March 10, 2011, subject to approval by the stockholders of the Company (the date of such stockholder approval, the “Effective Date”). Upon the Effective Date of the Plan, the Prior Plans were terminated such that no additional Awards could be granted thereunder. The terms of the Prior Plans remain in effect with respect to outstanding Awards until they are exercised, settled, expired, forfeited or otherwise canceled in full. On March 13, 2013, the Plan was amended and restated, subject to approval by the stockholders of the Company (the date of such stockholder approval, the “Restatement Effective Date”).
1.2  Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain the best qualified personnel to perform services for the Participating Company Group, by motivating such persons to contribute to the growth and profitability of the Participating Company Group, by aligning their interests with interests of the Company’s stockholders, and by rewarding such persons for their services by tying a significant portion of their total compensation package to the success of the Company. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Awards, Performance Shares, Performance Units, and Restricted Stock Units as described below.
1.3  Term of Plan.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, Awards shall not be granted later than March 9, 2021. The Company intends that the Plan comply with Section 409A of the Code (including any amendments to or replacements of such section), and the Plan shall be so construed.
2.  Definitions and Construction.
2.1  Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:
(a) “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.
(b) “Award” means any Option, SAR, Stock Award, Restricted Stock Award, Performance Share, Performance Unit, or Restricted Stock Unit granted under the Plan or any Prior Plan.
(c) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.
(d) “Board” means the Board of Directors of the Company.
(e) “Change in Control” means the occurrence of any of the following:
(i) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(y)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or
(ii) a liquidation or dissolution of the Company; provided, however, that a Change in Control shall be deemed not to include a transaction described in subsection (i) of this Section 2.1(e) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation subject to and not exempted from the requirements of Section 409A of the Code would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.
(f) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
(g) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers. The Committee shall have the exclusive authority to administer the Plan and shall have all of the powers granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.
(h) “Company” means Halozyme Therapeutics, Inc., a Delaware corporation, or any Successor.
(i) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company.
(j) “Director” means a member of the Board or of the board of directors of any Participating Company.
(k) “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.
(l) “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant, or a cash payment, in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.
(m) “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.
(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on such national or regional securities exchange or market system constituting the primary market for the Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Company deems reliable.
(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the closing, high, low or average sale price of a share of Stock or the actual sale price of a share of Stock received by a Participant, on such date, the preceding trading day, the next succeeding trading day or an average determined over a period of trading days. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan.
(iii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.
(p) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(q) “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but who was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company.
(r) “Insider” means an Officer, a Director, or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(s) “Non-Control Affiliate” means any entity in which any Participating Company has an ownership interest and which the Committee shall designate as a Non-Control Affiliate.
(t) “Nonemployee Director” means a Director who is not an Employee.
(u) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.
(v) “Officer” means any person designated by the Board as an officer of the Company.
(w) “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
(x) “Option Expiration Date” means the date of expiration of the Option’s term as set forth in the Award Agreement.
(y) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
(z) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(aa) “Participant” means any eligible person who has been granted one or more Awards.
(bb) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.
(cc) “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.
(dd) “Performance Award” means an Award of Performance Shares or Performance Units.
(ee) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.
(ff) “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.
(gg) “Performance Period” means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.
(hh) “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.
(ii) “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.
(jj) “Prior Plans” means the Company’s 2008 Stock Plan, 2006 Stock Plan, and 2004 Stock Plan (each, a “Prior Plan”).
(kk) “Restricted Stock Award” means an Award of Restricted Stock.
(ll) “Restricted Stock Unit” or “Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a share of Stock on a date determined in accordance with the provisions of Section 10 and the Participant’s Award Agreement.
(mm) “Restriction Period” means the period established in accordance with Section 8.4 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.
(nn) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(oo) “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment in any combination of shares of Stock or cash of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.
(pp) “Section 162(m)” means Section 162(m) of the Code.
(qq) “Securities Act” means the Securities Act of 1933, as amended.
(rr) “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. A Participant’s

Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
(ss) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.
(tt) “Stock Award” means an Award of Stock as described in Section 8 of the Plan.
(uu) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(vv) “Successor” means a corporation into or with which the Company is merged or consolidated or which acquires all or substantially all of the assets of the Company and which is designated by the Board as a Successor for purposes of the Plan.
(ww) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.
(xx) “Vesting Conditions” means those conditions established in accordance with Section 8.4 or Section 10.2 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.
2.2 Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.  Administration.
3.1  Administration by the Committee.  The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.
3.2  Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has been delegated such authority by the Committee with respect to such matter, right, obligation, determination or election.
3.3  Committee Complying with Section 162(m).  While the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).
3.4  Powers of the Committee.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;
(b) to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;
(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(e) to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;
(f) to approve one or more forms of Award Agreement;
(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;
(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;
(i) without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time a Stock Appreciation Right providing for settlement solely in shares of Stock in place of any outstanding Option, provided that such Stock Appreciation Right covers the same number of shares of Stock and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.2) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee;
(j) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;
(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and
(l) to the extent permitted by applicable law, to delegate to any proper Officer the authority to grant one or more Awards, without further approval of the Committee, to any person eligible pursuant to Section 5, other than himself or a person who, at the time of such grant, is an Insider; provided, however, that (i) the exercise price per share of each such Option shall be equal to the Fair Market Value per share of the Stock on the effective date of grant, and (ii) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Committee.
3.5  Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

3.6  Arbitration.  Any dispute or claim concerning any Awards granted (or not granted) pursuant to this Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. By accepting an Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.
3.7  Repricing and Reloading Prohibited.  Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefor of cash, other Awards, or new Options or SARs having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to the issuance or assumption of an Award in a transaction to which Code section 424(a) applies, within the meaning of Section 424 of the Code.
4. Shares Subject to Plan.
4.1  Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum number of shares of Stock that may be issued under the Plan pursuant to Awards granted hereunder shall be Twelve Million Five Hundred Thousand (12,500,000) shares. No new Awards shall be granted under any Prior Plan on or after the Effective Date of this Plan. Shares issuable under this Plan shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award granted under this Plan for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award granted under this Plan that are subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall restore to this Plan and be available for issuance under the Plan. In the event that a SAR’s appreciation value is settled in shares of Stock, the unissued shares that are subject to the SAR to measure its appreciation value shall not be restored to this Plan or otherwise be made available for future issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.
4.2  Adjustments for Changes in Capital Structure.  Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas, and Performance Periods, so long as such adjustment does not prevent an Award intended to qualify as “performance-based compensation” under Section 162(m) from being so qualified. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.  Eligibility and Award Limitations.
5.1  Persons Eligible for Awards.  Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are offered to be granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.
5.2  Participation.  Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
5.3  Incentive Stock Option Limitations.
(a) Persons Eligible.  An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.
(b) Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the option with respect to such Stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.
5.4  Award Limits.
(a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed Twelve Million Five Hundred Thousand (12,500,000) shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Section 4.2 and further subject to the limitation set forth in Section 5.4(b) below.
(b) Aggregate Limit on Full Value Awards.  Subject to adjustment as provided in Section 4.2, in no event shall more than Six Million (6,000,000) shares in the aggregate be issued under the Plan pursuant to the exercise or settlement of Stock Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Awards (“Full Value Awards”).
(c) Section 162(m) Award Limits.  The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m). Per-individual limits shall not be adjusted to effect a restoration of shares of Stock with respect to which the related Award is terminated, surrendered, or canceled.

(i) Options and SARs.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than One Million (1,000,000) shares of Stock reserved for issuance under the Plan; provided, however, that such maximum number shall be Two Million (2,000,000) shares with respect to any individual during the first fiscal year that the individual is employed with the Participating Company Group.
(ii) Stock, Restricted Stock and Restricted Stock Unit Awards.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Stock Awards, Restricted Stock Awards or Restricted Stock Unit Awards, the grant or vesting of which is based on the attainment of Performance Goals, for more than Five Hundred Thousand (500,000) shares of Stock reserved for issuance under the Plan; provided, however, that such maximum number shall be One Million (1,000,000) shares with respect to any individual during the first fiscal year that the individual is employed with the Participating Company Group.
(iii) Performance Awards.  Subject to adjustment as provided in Section 4.2 and the limitation set forth in Section 5.4(b), no Employee shall be granted within any fiscal year of the Company (1) Performance Shares which could result in such Employee receiving more than Five Hundred Thousand (500,000) shares of Stock reserved for issuance under the Plan for each full fiscal year of the Company contained in the Performance Period for such Award, or (2) Performance Units having a grant date value equal to the Fair Market Value of Five Hundred Thousand (500,000) shares of Stock on the date of grant for each full fiscal year of the Company contained in the Performance Period for such Award.
6.  Terms and Conditions of Options.
Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1  Exercise Price.  The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.
6.2  Exercisability and Term of Options.
(a) Option Vesting and Exercisability.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option.
(b) Participant Responsibility for Exercise of Option.  Each Participant is responsible for taking any and all actions as may be required to exercise any Option in a timely manner, and for properly executing any documents as may be required for the exercise of an Option in accordance with such rules and procedures as may be established from time to time. By signing an Option Agreement each Participant acknowledges that information regarding the procedures and requirements for the exercise of any Option is available upon such
Participant’s request. The Company shall have no duty or obligation to notify any Participant of the expiration date of any Option.

6.3  Payment of Exercise Price.
(a) Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) to the extent permitted by the Committee, in its sole discretion, by net share settlement (a “Net Settlement”); provided that such Net Settlement shall not be permitted with respect to an Incentive Stock Option unless the Participant consents to the Option being converted to a Nonstatutory Stock Option, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b) Limitations on Forms of Consideration.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.
6.4  Effect of Termination of Service.
(a) Option Exercisability.  Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time periods provided in the Award Agreement.
(b) Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, unless the Committee provides otherwise in the Award Agreement, if the exercise of an Option within the applicable time periods is prevented by the provisions of Section 12 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.
6.5  Transferability of Options.  During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act or as necessary to qualify for an exemption from registration under Section 12(g) of the Exchange Act.
7.  Terms and Conditions of Stock Appreciation Rights.
Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1  Types of SARs Authorized.  SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.
7.2  Exercise Price.  The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.
7.3  Exercisability and Term of SARs.
(a) Tandem SARs.  Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option.
(b) Freestanding SARs.  Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.
7.4  Deemed Exercise of SARs.  If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion, except as otherwise prohibited by applicable law.
7.5  Effect of Termination of Service.  Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only as provided in the Award Agreement.
7.6  Nontransferability of SARs.  During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the exercise of an SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.
8.  Terms and Conditions of Stock Awards.
Stock Awards may be granted with or without Vesting Conditions and may or may not require the payment of cash consideration. Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Stock Award or purported Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
8.1  Types of Restricted Stock Awards Authorized.  Restricted Stock Awards may or may not require the payment of cash consideration for the stock. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).
8.2  Purchase Price.  The purchase price, if any, for shares of Stock issuable under each Stock Award and the means of payment shall be established by the Committee in its discretion.

8.3  Purchase Period.  A Stock Award requiring the payment of cash consideration shall be exercisable within a period established by the Committee.
8.4  Vesting and Restrictions on Transfer.  Shares issued pursuant to any Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in the Award Agreement or as provided in Section 8.7. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder.
8.5  Voting Rights; Dividends and Distributions.  Except as provided in this Section, Section 8.4 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.
8.6  Effect of Termination of Service.  Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service in exchange for the payment of the purchase price, if any, paid by the Participant. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.
8.7  Nontransferability of Restricted Stock Award Rights.  Prior to the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
9.  Terms and Conditions of Performance Awards.
Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
9.1  Types of Performance Awards Authorized.  Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.
9.2  Initial Value of Performance Shares and Performance Units.  Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share.

Each Performance Unit shall have an initial value determined by the Committee; provided, however, that in no event shall the value be less than the aggregate Fair Market Value of the underlying shares on the date of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
9.3  Establishment of Performance Period, Performance Goals and Performance Award Formula.  In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. To the extent compliance with the requirements under Section 162(m) with respect to “performance-based compensation” is desired, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain, and shall establish the Performance Goal(s) in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period with respect to any Performance Award for which compliance with the requirements under Section 162(m) with respect to “qualified performance-based compensation” is desired. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.
9.4  Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:
(a) Performance Measures.  Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation and Parent Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period, if determined by the Committee, and excluding the effect (whether positive or negative) of any change in accounting standards, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:
(i) Earnings or Profitability Metrics:  including, but not limited to, sales revenue; revenue under collaborative agreements; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margin; operating margin; income (gross, operating or net); expense levels or ratios; in each case adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, stock-based compensation expense, changes in GAAP or critical accounting policies, or other extraordinary or non-recurring items, as specified by the Committee when establishing the performance goals;
(ii) Return Metrics:  including, but not limited to, return on investment, assets, equity or capital (total or invested);

(iii) Cash Flow Metrics:  including, but not limited to, operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;
(iv) Liquidity Metrics:  including, but not limited to, debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the Committee;
(v) Stock Price and Equity Metrics:  including, but not limited to, return on stockholders’ equity; total shareholder return; revenue (gross, operating or net); revenue growth; stock price; stock price appreciation; market price of stock; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio; and
(vi) Strategic Metrics:  including, but not limited to, product research and development; completion of an identified special project; clinical trials; regulatory filings or approvals; patent application or issuance; manufacturing or process development; sales or net sales; market share; market penetration; economic value added; customer service; customer satisfaction; inventory control; balance of cash, cash equivalents and marketable securities; growth in assets; key hires; employee satisfaction; employee retention; business expansion; acquisitions, divestitures, joint ventures or financing; legal compliance or safety and risk reduction; or such other measures as determined by the Committee consistent with this Section 9.4(a).
(b) Performance Targets.  Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.
9.5  Settlement of Performance Awards.
(a) Determination of Final Value.  As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.
(b) Discretionary Adjustment of Award Formula.  In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award that is not intended to constitute “qualified performance based compensation” to a “covered employee” within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. With respect to a Performance Award intended to constitute qualified performance-based compensation to a Covered Employee, the Committee shall have the discretion to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula, but may not increase the value of any such Performance Award.
(c) Payment in Settlement of Performance Awards.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash in a lump sum or in installments, shares of Stock (either fully vested or subject to vesting), or a combination thereof, as determined by the Committee.

9.6  Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Performance Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Award is settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares or Performance Units as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares or Performance Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Award previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents shall be accumulated and paid to the extent that the Performance Award becomes nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Award as provided in Section 9.5. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Performance Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.
9.7  Effect of Termination of Service.  Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement, if the Participant’s Service terminates for any reason, including death or Disability, before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 9.5.
9.8  Nontransferability of Performance Awards.  Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
10.  Terms and Conditions of Restricted Stock Unit Awards.
Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units mayincorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
10.1  Grant of Restricted Stock Unit Awards.  Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).
10.2  Vesting.  Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

10.3  Voting Rights, Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid in cash or by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited, if any, shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units, if any, shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.
10.4  Effect of Termination of Service.  Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.
10.5  Settlement of Restricted Stock Unit Awards.  The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 11.3) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.
10.6  Nontransferability of Restricted Stock Unit Awards.  Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the
Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
11.  Effect of Change in Control on Awards.
11.1  Change in Control Transactions.  In the event of any transaction resulting in a Change in Control of the Company, outstanding Awards that are payable in or convertible into Stock under the Plan will terminate upon the effective time of such Change in Control unless provision is made by the Company in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of equivalent awards of, the surviving or successor entity or a parent thereof. All determinations as to whether any, some or all outstanding Awards and, if any, which such Awards, will be continued, assumed or substituted in a transaction and whether any such substitution is for equivalent awards shall be made in the sole discretion of the Committee, and such continuation, assumption, or substitution may be effectuated without the consent of the holder of any such outstanding Award. In the event of such termination, the holders of Awards that will be terminated upon the effective time of the Change in Control will be permitted, immediately before the Change in Control, to exercise or convert all portions of such Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control. In the event of any transaction resulting in a Change in Control of the Company prior to the end of a Performance Period for any Performance Award, the Committee may determine that one or more Participants who were awarded a Performance Award for the Performance Period in which such Change in Control of the Company occurs may receive payment of such Performance Award for the Performance Period, in such amount and at such time as the Committee determines; provided, however, that, to the extent such Performance Award constitutes deferred compensation under Section 409A of the Code, any such payment with respect to the Performance Award shall be made in compliance with Section 409A of the Code.
11.2  Unusual or Nonrecurring Events.  The Committee is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
12.  Compliance With Securities Law.
The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
13.  Tax Withholding.
13.1  Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise or net exercise of an Option, or net settlement of other types of Awards, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.
13.2  Withholding in Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

14.  Amendment or Termination of Plan.
The Board or the Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, the prohibition on repricing and reloading in Section 3.7, the Award limits in Section 5.4, the minimum exercise price, maximum term, and vesting period of Options or SARs, and any limitation on the Vesting Conditions of Restricted Stock or Restricted Stock Units, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board or the Committee. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.
15.  Miscellaneous Provisions.
15.1  Repurchase Rights.  Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
15.2  Rights as Employee, Consultant or Director.  No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
15.3  Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.
15.4  Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
15.5  Severability.  If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
15.6  Beneficiary Designation.  Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse, if required by applicable law or the Company. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
15.7  Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan. Each Participating Company shall be responsible for making benefit payments pursuant to the Plan on behalf of its Participants or for reimbursing the Company for the cost of such payments, as determined by the Company in its sole discretion. In the event the respective Participating Company fails to make such payment or reimbursement, a Participant’s (or other individual’s) sole recourse shall be against the respective Participating Company, and not against the Company. A Participant’s acceptance of an Award pursuant to the Plan shall constitute agreement with this provision.

HALOZYME THERAPEUTICS, INC.
PROXY
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2013
The undersigned hereby appoints Jean I. Liu and Kurt A. Gustafson, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Halozyme Therapeutics, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Halozyme Conference Center, 11404 Sorrento Valley Road, San Diego, California 92121, on Thursday, May 16, 2013, at 8:00 a.m. local time and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
The shares represented by this proxy card will be voted as directed or, if this card contains no specific voting instructions, these shares will be voted in accordance with the recommendations of the Board of Directors.
YOUR VOTE IS IMPORTANT. You are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, which is postage prepaid if mailed in the United States.
(Continued and to be signed on reverse side.)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail this proxy in the return envelope so that your stock may be represented at the meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS:

		For All	Withhold All	Exceptions			For	Against	Abstain
1	To elect Robert L. Engler, M.D., Gregory I. Frost, Ph.D. and Connie Matsui as Class III Directors, to hold office until the 2016 Annual Meeting of Stockholders.	☐	☐	☐	2	To approve, by advisory vote, the Company’s executive compensation.	☐	☐	☐

							For	Against	Abstain
(Instruction: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write the name of the nominee(s) that you do not wish to vote for on the line(s) below the “Exceptions” box.)					3	To approve the Company's Amended and Restated 2011 Stock Plan.	☐	☐	☐

		For	Against	Abstain
4	To approve an amendment to the Company's Certificate of Incorporation to increase our authorized number of shares of common stock from 150,000,000 shares to 200,000,000 shares.	☐	☐	☐

		For	Against	Abstain
5	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

Please sign below, exactly as name or names appear on this proxy. If the stock is registered in the names of two or more persons (Joint Holders), each should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give printed name and full title. If more than one trustee, all should sign.

Date:

Stockholder Signature

Date:

Joint Holder Signature (if applicable)